                                                                     EXHIBIT 4.5


                            NATCO PROFIT SHARING AND
                                  SAVINGS PLAN










                            As Amended and Restated
                           Effective January 1, 1999

                            NATCO PROFIT SHARING AND
                                  SAVINGS PLAN


         WHEREAS, NATIONAL TANK COMPANY (the "COMPANY") has heretofore adopted the NATCO PROFIT SHARING AND SAVINGS PLAN, hereinafter referred to as the "PLAN," for the benefit of its employees; and

         WHEREAS, the Company has heretofore entered into a trust agreement with the Trustee establishing a trust to hold and invest contributions made under the Plan and from which benefits will be distributed under the Plan;

         WHEREAS, the Company desires to restate the Plan and to amend the Plan in several respects, intending thereby to provide an uninterrupted and continuing program of benefits;

         NOW THEREFORE, the Plan is hereby restated in its entirety as follows with no interruption in time, effective as of January 1, 1999, except as otherwise indicated herein:



                                       (i)
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                                TABLE OF CONTENTS


                                                                          PAGE
                                                                          ----
I.       DEFINITIONS AND CONSTRUCTION......................................I-1
         1.1      DEFINITIONS..............................................I-1
                  (1)      ACCOUNT(S)......................................I-1
                  (2)      ACT.............................................I-1
                  (3)      AFTER-TAX ACCOUNT...............................I-1
                  (4)      BEFORE-TAX ACCOUNT..............................I-1
                  (5)      BEFORE-TAX CONTRIBUTIONS........................I-1
                  (7)      CODE............................................I-1
                  (8)      COMMITTEE.......................................I-1
                  (9)      COMPANY.........................................I-1
                  (10)     COMPANY STOCK...................................I-1
                  (11)     COMPENSATION....................................I-1
                  (12)     CONTROLLED ENTITY...............................I-3
                  (13)     CYNARA PLAN.....................................I-3
                  (14)     DIRECT ROLLOVER.................................I-3
                  (15)     DIRECTORS.......................................I-3
                  (16)     DISTRIBUTEE.....................................I-3
                  (17)     EFFECTIVE DATE..................................I-3
                  (18)     ELIGIBLE EMPLOYEE...............................I-3
                  (19)     ELIGIBLE RETIREMENT PLAN........................I-3
                  (20)     ELIGIBLE ROLLOVER DISTRIBUTION..................I-4
                  (21)     EMPLOYEE........................................I-4
                  (22)     EMPLOYER........................................I-4
                  (23)     EMPLOYER CONTRIBUTION ACCOUNT...................I-4
                  (24)     EMPLOYER CONTRIBUTIONS..........................I-4
                  (25)     EMPLOYER DISCRETIONARY ACCOUNT..................I-4
                  (26)     EMPLOYER DISCRETIONARY CONTRIBUTIONS:...........I-5
                  (27)     EMPLOYER MATCHING ACCOUNT.......................I-5
                  (28)     EMPLOYER MATCHING CONTRIBUTIONS.................I-5
                  (29)     EMPLOYMENT COMMENCEMENT DATE....................I-5
                  (30)     ENTRY DATE......................................I-5
                  (31)     HIGHLY COMPENSATED EMPLOYEE.....................I-5
                  (32)     HOUR OF SERVICE.................................I-6
                  (33)     INVESTMENT FUND.................................I-6
                  (34)     LEASED EMPLOYEE.................................I-6
                  (35)     NORMAL RETIREMENT DATE..........................I-6
                  (36)     ONE-YEAR BREAK-IN-SERVICE:......................I-6
                  (37)     PARTICIPANT.....................................I-7
                  (38)     PARTICIPATION SERVICE...........................I-7
                  (39)     PERIOD OF SERVICE...............................I-7
                  (40)     PERIOD OF SEVERANCE.............................I-7

                                      (ii)

                  (41)     PLAN............................................I-7
                  (42)     PLAN YEAR.......................................I-7
                  (43)     REEMPLOYMENT COMMENCEMENT DATE..................I-7
                  (44)     ROLLOVER CONTRIBUTION ACCOUNT...................I-7
                  (45)     ROLLOVER CONTRIBUTIONS..........................I-8
                  (46)     SERVICE.........................................I-8
                  (47)     SEVERANCE FROM SERVICE DATE.....................I-8
                  (48)     TRUST...........................................I-8
                  (49)     TRUST AGREEMENT.................................I-8
                  (50)     TRUST FUND......................................I-8
                  (51)     TRUSTEE.........................................I-8
                  (52)     VESTED INTEREST.................................I-8
                  (53)     VESTING SERVICE.................................I-8
         1.2      NUMBER AND GENDER........................................I-8
         1.3      HEADINGS.................................................I-9
         1.4      CONSTRUCTION.............................................I-9

II.      PARTICIPATION....................................................II-1
         2.1      ELIGIBILITY.............................................II-1
         2.2      PARTICIPATION SERVICE...................................II-2

III.     CONTRIBUTIONS...................................................III-1
         3.1      BEFORE-TAX CONTRIBUTIONS...............................III-1
         3.2      EMPLOYER MATCHING CONTRIBUTIONS........................III-2
         3.3      RESTRICTIONS ON EMPLOYER MATCHING CONTRIBUTIONS........III-3
         3.4      EMPLOYER DISCRETIONARY CONTRIBUTIONS...................III-3
         3.5      RETURN OF CONTRIBUTIONS................................III-3
         3.6      DISPOSITION OF EXCESS DEFERRALS AND EXCESS
                  CONTRIBUTIONS..........................................III-3
         3.7      ROLLOVER CONTRIBUTIONS.................................III-5

IV.      ALLOCATIONS AND LIMITATIONS......................................IV-1
         4.1      SUSPENDED AMOUNTS.......................................IV-1
         4.2      ALLOCATION OF CONTRIBUTIONS.............................IV-1
         4.3      APPLICATION OF FORFEITURES..............................IV-1
         4.4      VALUATION OF ACCOUNTS.  ................................IV-1
         4.5      LIMITATIONS AND CORRECTIONS.............................IV-1

V.       INVESTMENT FUNDS..................................................V-1
         5.1      INVESTMENT OF ACCOUNTS...................................V-1
         5.2      RESTRICTION ON ACQUISITION OF COMPANY STOCK..............V-1
         5.3      VOTING OF COMPANY STOCK..................................V-1
         5.4      STOCK RIGHTS, STOCK SPLITS, AND STOCK DIVIDENDS..........V-1


                                      (iii)

VI.      RETIREMENT BENEFITS..............................................VI-1
         6.1      RETIREMENT BENEFITS.....................................VI-1

VII.     DISABILITY BENEFITS.............................................VII-1
         7.1      DISABILITY BENEFITS....................................VII-1
         7.2      TOTAL AND PERMANENT DISABILITY DETERMINED..............VII-1

VIII.    SEVERANCE BENEFITS AND DETERMINATION OF VESTED INTEREST........VIII-1
         8.1      NO BENEFITS UNLESS HEREIN SET FORTH...................VIII-1
         8.2      SEVERANCE BENEFIT.....................................VIII-1
         8.3      DETERMINATION OF VESTED INTEREST......................VIII-1
         8.4      CREDITING OF VESTING SERVICE..........................VIII-2
         8.5      FORFEITURE OF VESTING SERVICE.........................VIII-2
         8.6      FORFEITURES OF NONVESTED ACCOUNT BALANCE..............VIII-2
         8.7      RESTORATION OF FORFEITED ACCOUNT BALANCE..............VIII-3
         8.8      SPECIAL FORMULA FOR DETERMINING VESTED INTEREST FOR
                  PARTIAL ACCOUNTS......................................VIII-3

IX.      DEATH BENEFITS...................................................IX-1
         9.1      DEATH BENEFITS..........................................IX-1
         9.2      DESIGNATION OF BENEFICIARIES............................IX-1

X.       TIME AND FORM OF PAYMENT OF BENEFITS..............................X-1
         10.1     DETERMINATION OF BENEFIT COMMENCEMENT DATE...............X-1
         10.2     FORM OF PAYMENT AND PAYEE................................X-2
         10.3     DIRECT ROLLOVER ELECTION.................................X-2
         10.4     UNCLAIMED BENEFITS.......................................X-3
         10.5     CLAIMS REVIEW............................................X-3

XI.      IN-SERVICE WITHDRAWALS...........................................XI-1
         11.1     IN-SERVICE WITHDRAWALS..................................XI-1
         11.2     RESTRICTION ON IN-SERVICE WITHDRAWALS...................XI-2

XII.     LOANS...........................................................XII-1
         12.1     ELIGIBILITY FOR LOAN...................................XII-1
         12.2     MAXIMUM LOAN...........................................XII-1

XIII.    ADMINISTRATION OF THE PLAN.....................................XIII-1
         13.1     APPOINTMENT OF  COMMITTEE.............................XIII-1
         13.2     TERM, VACANCIES, RESIGNATION, AND REMOVAL.............XIII-1
         13.3     OFFICERS, RECORDS, AND PROCEDURES.....................XIII-1
         13.4     MEETINGS..............................................XIII-1
         13.5     SELF-INTEREST OF MEMBERS..............................XIII-1


                                      (iv)

         13.6     COMPENSATION AND BONDING..............................XIII-2
         13.7     COMMITTEE POWERS AND DUTIES...........................XIII-2
         13.8     EMPLOYER TO SUPPLY INFORMATION........................XIII-3
         13.9     INDEMNIFICATION.......................................XIII-3

XIV.     TRUSTEE AND ADMINISTRATION OF TRUST FUND........................XIV-1
         14.1     APPOINTMENT, RESIGNATION, REMOVAL, AND REPLACEMENT
                  OF TRUSTEE.............................................XIV-1
         14.2     TRUST AGREEMENT........................................XIV-1
         14.3     PAYMENT OF EXPENSES....................................XIV-1
         14.4     TRUST FUND PROPERTY....................................XIV-1
         14.5     DISTRIBUTIONS FROM PARTICIPANTS' ACCOUNTS..............XIV-2
         14.6     PAYMENTS SOLELY FROM TRUST FUND........................XIV-2
         14.7     NO BENEFITS TO THE EMPLOYER............................XIV-2

XV.      FIDUCIARY PROVISIONS.............................................XV-1
         15.1     ARTICLE CONTROLS........................................XV-1
         15.2     GENERAL ALLOCATION OF FIDUCIARY DUTIES..................XV-1
         15.3     FIDUCIARY DUTY..........................................XV-1
         15.4     DELEGATION AND ALLOCATION OF FIDUCIARY DUTIES...........XV-1
         15.5     INVESTMENT MANAGER......................................XV-2

XVI.     AMENDMENTS......................................................XVI-1
         16.1     RIGHT TO AMEND.........................................XVI-1
         16.2     LIMITATION ON AMENDMENTS...............................XVI-1

XVII.DISCONTINUANCE OF CONTRIBUTIONS, TERMINATION,
         PARTIAL TERMINATION, AND MERGER OR CONSOLIDATION...............XVII-1
         17.1     RIGHT TO DISCONTINUE CONTRIBUTIONS, TERMINATE, OR
                  PARTIALLY TERMINATE...................................XVII-1
         17.2     PROCEDURE IN THE EVENT OF DISCONTINUANCE OF
                  CONTRIBUTIONS, TERMINATION, OR PARTIAL
                  TERMINATION...........................................XVII-1
         17.3     MERGER, CONSOLIDATION, OR TRANSFER....................XVII-1

XVIII.PARTICIPATING EMPLOYERS..........................................XVIII-1
         18.1     DESIGNATION OF OTHER EMPLOYERS.......................XVIII-1
         18.2     SINGLE PLAN..........................................XVIII-2

XIX.     MISCELLANEOUS PROVISIONS........................................XIX-1
         19.1     NOT CONTRACT OF EMPLOYMENT.............................XIX-1
         19.2     ALIENATION OF INTEREST FORBIDDEN.......................XIX-1
         19.3     UNIFORMED SERVICES EMPLOYMENT AND REEMPLOYMENT
                  RIGHTS ACTS REQUIREMENTS...............................XIX-1
         19.4     PAYMENTS TO MINORS AND INCOMPETENTS....................XIX-1


                                       (v)

         19.5     ACQUISITION AND HOLDING OF COMPANY STOCK...............XIX-2
         19.6     PARTICIPANT'S ADDRESS..................................XIX-2
         19.7     SEVERABILITY...........................................XIX-2
         19.8     JURISDICTION...........................................XIX-2

XX.      TOP-HEAVY STATUS.................................................XX-1
         20.1     ARTICLE CONTROLS........................................XX-1
         20.2     DEFINITIONS.............................................XX-1
                  (a)      ACCOUNT BALANCE:...............................XX-1
                  (b)      ACCRUED BENEFIT................................XX-1
                  (c)      AGGREGATION GROUP..............................XX-1
                  (d)      ASSUMPTIONS....................................XX-2
                  (e)      DETERMINATION DATE.............................XX-2
                  (f)      KEY EMPLOYEE...................................XX-2
                  (g)      PLAN YEAR......................................XX-2
                  (h)      REMUNERATION...................................XX-2
                  (i)      VALUATION DATE.................................XX-2
         20.3     TOP-HEAVY STATUS........................................XX-2
         20.4     TERMINATION OF TOP-HEAVY STATUS.........................XX-3
         20.5     EFFECT OF ARTICLE.......................................XX-4
APPENDIX A........................................................Appendix A-1


                                      (vi)

                                       I.

                          DEFINITIONS AND CONSTRUCTION

         1.1 DEFINITIONS. Where the following words and phrases appear in the Plan, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary.

(1) ACCOUNT(S): A Participant's After-Tax Account, Before-Tax Account, Employer Contribution Account, Employer Discretionary Account, Employer Matching Account, and/or Rollover Contribution Account, including the amounts credited thereto.

(2)      ACT:  The Employee Retirement Income Security Act of 1974, as amended.

(3) AFTER-TAX ACCOUNT: An individual account for a Participant which is credited with (A) amounts attributable to after-tax contributions to the Combustion Engineering, Inc. Thrift-Investment Plan and (B) amounts transferred from Participant Nondeductible Voluntary Contribution Accounts under the Cynara Plan, and which is credited with (or debited for) such account's allocation of net income (or net loss) and changes in value of the Trust Fund.

(4) BEFORE-TAX ACCOUNT: An individual account for each Participant which is credited with the sum of (A) the Before-Tax Contributions made by the Employer on such Participant's behalf and (B) amounts transferred from Elective Deferral Accounts under the Cynara Plan, and which is credited with (or debited for) such account's allocation of net income (or net loss) and changes in value of the Trust Fund.

(5) BEFORE-TAX CONTRIBUTIONS: Contributions made to the Plan by the Employer on a Participant's behalf in accordance with the Participant's elections to defer Compensation under the Plan's qualified cash or deferred arrangement as described in Section 3.1.

(6) BENEFIT COMMENCEMENT DATE: With respect to each Participant or beneficiary, the date such Participant's or beneficiary's benefit is paid to him from the Trust Fund.

(7)      CODE:  The Internal Revenue Code of 1986, as amended.

(8) COMMITTEE: The administrative committee appointed by the Directors to administer the Plan.

(9)      COMPANY:  National Tank Company.

(10)     COMPANY STOCK:  The common stock of NATCO Group, Inc.

(11) COMPENSATION: The total of all wages, salaries, fees for professional service and other amounts received in cash or in kind by a Participant for services actually rendered or labor performed for the Employer while a Participant and an Employee to the extent such amounts are includable in gross income, subject to the following adjustments and limitations:

         (A)      The following shall be excluded:

                  (i)      reimbursements and other expense allowances;

                  (ii)     cash and noncash fringe benefits;

                  (iii)    moving expenses;

                  (iv) Employer contributions to or payments from this or any other deferred compensation program, whether such program is qualified under section 401(a) of the Code or nonqualified;

                  (v)      welfare benefits;

                  (vi) amounts realized from the receipt or exercise of a stock option that is not an incentive stock option within the meaning of section 422 of the Code;

                  (vii)    amounts realized at the time property described in
                           section 83 of the Code is freely transferable or no longer subject to a substantial risk of forfeiture;

                  (viii) amounts realized as a result of an election described in section 83(b) of the Code;

                  (ix) any amount realized as a result of a disqualifying disposition within the meaning of section 421(a) of the Code; and

                  (x) any other amounts that receive special tax benefits under the Code but are not hereinafter included.

         (B) Elective contributions made on a Participant's behalf by the Employer that are not includable in income under section 125 or section 402(e)(3) of the Code and any amounts that are not includable in the gross income of a Participant under a salary reduction agreement by reason of the application of section 132(f) of the Code shall be included.

         (C) The Compensation of any Participant taken into account for purposes of the Plan shall be limited to $160,000 for any Plan Year with such limitation to be:

                  (i)      adjusted automatically to reflect any amendments to
                           section 401(a)(17) of the Code and any cost-of-living increases authorized by section 401(a)(17) of the Code; and

                  (ii) prorated for a Plan Year of less than twelve months and to the extent otherwise required by applicable law.

(12) CONTROLLED ENTITY: Each corporation that is a member of a controlled group of corporations, within the meaning of section 1563(a) (determined without regard to sections 1563(a)(4) and 1563(e)(3)(C)) of the Code, of which the Employer is a member, each trade or business (whether or not incorporated) with which the Employer is under common control, and each member of an affiliated service group, within the meaning of section 414(m) of the Code, of which the Employer is a member.

(13) CYNARA PLAN: The Cynara Company Savings Plan that was merged into this Plan effective December 31, 1998.

(14) DIRECT ROLLOVER: A payment by the Plan to an Eligible Retirement Plan designated by a Distributee.

(15)     DIRECTORS:  The Board of Directors of the Company.

(16) DISTRIBUTEE: Each (A) Participant entitled to an Eligible Rollover Distribution, (B) Participant's surviving spouse with respect to the interest of such surviving spouse in an Eligible Rollover Distribution, and (C) former spouse of a Participant who is an alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, with regard to the interest of such former spouse in an Eligible Rollover Distribution.

(17) EFFECTIVE DATE: January 1, 1999, as to this restatement of the Plan, except (A) as otherwise indicated in specific provisions of the Plan and (B) that provisions of the Plan required to have an earlier effective date by applicable statute and/or regulation shall be effective as of the required effective date in such statute and/or regulation and shall apply, as of such required effective date, to any plan merged into this Plan. The original effective date of the Plan was September 1, 1989.

(18) ELIGIBLE EMPLOYEE: Each Employee other than (A) an Employee whose terms and conditions of employment are governed by a collective bargaining agreement, unless such agreement provides for his coverage under the Plan, (B) a nonresident alien who receives no earned income from the Employer that constitutes income from sources within the United States,
         (C) an Employee who is a Leased Employee or who is designated, compensated, or otherwise classified by the Employer as a Leased Employee, and (D) an Employee who is classified as a "Project Employee" under the Employer's classification system. Notwithstanding any provision of the Plan to the contrary, no individual who is designated, compensated, or otherwise classified or treated by the Employer as an independent contractor shall be eligible to become a Participant in the Plan.

(19) ELIGIBLE RETIREMENT PLAN: (A) With respect to a Distributee other than a surviving spouse, an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified plan described in section 401(a) of the Code, which under its provisions and applicable law may accept such Distributee's Eligible Rollover Distribution, and (B) with respect to a Distributee who is a surviving spouse, an individual retirement account described in section 408(a) of the Code or an individual retirement annuity described in section 408(b) of the Code.

(20) ELIGIBLE ROLLOVER DISTRIBUTION: Any distribution of all or any portion of the Accounts of a Distributee other than (A) a distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary or for a specified period of ten years or more, (B) a distribution to the extent such distribution is required under section 401(a)(9) of the Code, (C) the portion of a distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities), (D) a loan treated as a distribution under section 72(p) of the Code and not excepted by section 72(p)(2), (E) a loan in default that is a deemed distribution,
         (F) any corrective distribution provided in Sections 3.6 and 4.5(b), and (G) any other distribution so designated by the Internal Revenue Service in revenue rulings, notices, and other guidance of general applicability. Further, from and after January 1, 2000, a distribution from a Participant's Before-Tax Account pursuant to Section 11.1(c) shall not constitute an Eligible Rollover Distribution.

(21) EMPLOYEE: Each (A) individual employed by the Employer and (B) Leased Employee.

(22) EMPLOYER: The Company and each entity that has been designated to participate in the Plan pursuant to the provisions of Article XVIII.

(23) EMPLOYER CONTRIBUTION ACCOUNT: An individual account for each Participant which is credited with the Employer Contributions made on such Participant's behalf for Plan Years beginning prior to January 1, 1999, and which is credited with (or debited for) such account's allocation of net income (or net loss) and changes in value of the Trust Fund.

(24) EMPLOYER CONTRIBUTIONS: The total of Employer Matching Contributions and Employer Discretionary Contributions.

(25) EMPLOYER DISCRETIONARY ACCOUNT: An individual account for each Participant which is credited with the sum of (A) the Employer Matching Contributions, if any, made on such Participant's behalf pursuant to
         Section 3.2(c) for Plan Years beginning on or after January 1, 1999,
         (B) the Employer Discretionary Contributions, if any, made on such Participant's behalf pursuant to Section 3.4 for Plan Years beginning on or after January 1, 1999, and (C) amounts transferred from Company Qualified Matching Contribution Accounts and Company Profit Sharing Contribution Accounts under the Cynara Plan, and which is credited with (or debited for) such account's allocation of net income (or net loss) and changes in value of the Trust Fund.

(26) EMPLOYER DISCRETIONARY CONTRIBUTIONS: Contributions made to the Plan by the Employer pursuant to Section 3.4.

(27) EMPLOYER MATCHING ACCOUNT: An individual account for each Participant which is credited with the sum of (A) the Employer Matching Contributions made on such Participant's behalf pursuant to Section 3.2(a) and (b) for Plan Years beginning on or after January 1, 1999 and
         (B) amounts transferred from Qualified Nonelective Contribution Accounts under the Cynara Plan, and which is credited with (or debited for) such account's allocation of net income (or net loss) and changes in value of the Trust Fund.

(28) EMPLOYER MATCHING CONTRIBUTIONS: Contributions made to the Plan by the Employer pursuant to Section 3.2.

(29) EMPLOYMENT COMMENCEMENT DATE: The date on which an individual first performs an Hour of Service.

(30)     ENTRY DATE:  The first day of each month.

(31) HIGHLY COMPENSATED EMPLOYEE: Each Employee who performs services during the Plan Year for which the determination of who is highly compensated is being made (the "Determination Year") and who:

         (A) is a five-percent owner of the Employer (within the meaning of section 416(i)(1)(A)(iii) of the Code) at any time during the Determination Year or the twelve-month period immediately preceding the Determination Year (the "Look-Back Year"); or

         (B)      For the Look-Back Year

                  (i) receives compensation (within the meaning of section 414(q)(4) of the Code; "compensation" for purposes of this Paragraph) in excess of $80,000 (with such amount to be adjusted automatically to reflect any cost-of-living adjustments authorized by section 414(q)(1) of the Code) during the Look-Back Year; and

                  (ii) if the Committee elects the application of this clause in such Look-Back Year, is a member of the top 20% of Employees for the Look-Back Year (other than Employees described in section 414(q)(5) of the Code) ranked on the basis of compensation received during the year.

         For purposes of the preceding sentence, (i) all employers aggregated with the Employer under section 414(b), (c), (m), or (o) of the Code shall be treated as a single employer and (ii) a former Employee who had a separation year (generally, the Determination Year such Employee separates from service) prior to the Determination Year and who was an active Highly Compensated Employee for either such separation year or any Determination Year ending on or after such Employee's fifty-fifth birthday shall be deemed to be a Highly Compensated Employee. To the extent that the provisions of this Paragraph are inconsistent or conflict with the definition of a "highly compensated employee" set forth in section 414(q) of the Code and the Treasury regulations thereunder, the relevant terms and provisions of section 414(q) of the Code and the Treasury regulations thereunder shall govern and control.

(32) HOUR OF SERVICE: Each hour for which an individual is directly or indirectly paid, or entitled to payment, by the Employer or a Controlled Entity for the performance of duties or for reasons other than the performance of duties; provided, however, that no more than 501 Hours of Service shall be credited to an individual on account of any continuous period during which he performs no duties. Such Hours of Service shall be credited to the individual for the computation period in which such duties were performed or in which occurred the period during which no duties were performed. An Hour of Service also includes each hour, not credited above, for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer or a Controlled Entity. These Hours of Service shall be credited to the individual for the computation period to which the award or agreement pertains rather than the computation period in which the award, agreement, or payment is made. The number of Hours of Service to be credited to an individual for any computation period shall be governed by 29 CFR Sections 2530.200b-2(b) and (c). Hours of Service shall also include any hours required to be credited by federal law other than the Act or the Code, but only under the conditions and to the extent so required by such federal law. In addition, the Committee, in its discretion, may credit individuals with Hours of Service based on employment with an entity other than the Employer, but only if and when such individual becomes an Eligible Employee and only if such crediting of Hours of Service (A) has a legitimate business reason, (B) does not by design or operation discriminate significantly in favor of Highly Compensated Employees, and (C) is applied to all similarly-situated Eligible Employees.

(33) INVESTMENT FUND: A portion of the Trust Fund that is invested in a specified manner as described in Section 5.1.

(34) LEASED EMPLOYEE: Each person who is not an employee of the Employer or a Controlled Entity but who performs services for the Employer or a Controlled Entity pursuant to an agreement (oral or written) between the Employer or a Controlled Entity and any leasing organization, provided that such person has performed such services for the Employer or a Controlled Entity or for related persons (within the meaning of section 144(a)(3) of the Code) on a substantially full-time basis for a period of at least one year and such services are performed under primary direction or control by the Employer or a Controlled Entity.

(35) NORMAL RETIREMENT DATE: The date a Participant attains the age of sixty-five.

(36) ONE-YEAR BREAK-IN-SERVICE: Any Plan Year during which an individual has no more than 500 Hours of Service. Solely for purposes of determining whether a One-Year Break-in-Service has occurred, an Hour of Service shall include each normal work hour, not otherwise credited in Section 1.1(32), during which an individual is absent from work by reason of the individual's pregnancy, the birth of a child of the individual, the placement of a child with the individual in connection with the adoption of such child by the individual, or for purposes of caring for such child for the period immediately following such birth or placement. The Committee may in its discretion require, as a condition to the crediting of Hours of Service under the preceding sentence, that the individual furnish appropriate and timely information to the Committee establishing the reason for any such absence. Such Hours of Service shall be credited to the individual for the computation period in which the absence from work begins if such crediting is necessary to prevent the occurrence of a One-Year Break-in-Service in such computation period; otherwise such Hours of Service shall be credited to the individual in the next following computation period.

(37) PARTICIPANT: Each individual who (A) has met the eligibility requirements for participation in the Plan pursuant to Article II or
         (B) has made a Rollover Contribution in accordance with Section 3.7, but only to the extent provided in Section 3.7. For purposes of Article V, the beneficiary of a deceased Participant and any alternate payee under a qualified domestic relations order (as defined in Section 19.2) shall have the rights of a Participant.

(38) PARTICIPATION SERVICE: The measure of service used in determining an Employee's eligibility to participate in the Plan as determined pursuant to Section 2.2.

(39) PERIOD OF SERVICE: Each period of an individual's Service commencing on his Employment Commencement Date or a Reemployment Commencement Date, if applicable, and ending on a Severance from Service Date. Notwithstanding the foregoing, a period during which an individual is absent from Service by reason of the individual's pregnancy, the birth of a child of the individual, the placement of a child with the individual in connection with the adoption of such child by the individual, or for the purposes of caring for such child for the period immediately following such birth or placement shall not constitute a Period of Service between the first and second anniversary of the first date of such absence. A Period of Service shall also include any period required to be credited as a Period of Service by federal law other than the Act or the Code, but only under the conditions and to the extent so required by such federal law.

(40) PERIOD OF SEVERANCE: Each period of time commencing on an individual's Severance from Service Date and ending on a Reemployment Commencement Date.

(41) PLAN: The NATCO Profit Sharing and Savings Plan, as amended from time to time.

(42) PLAN YEAR: The twelve-consecutive month period commencing January 1 of each year.

(43) REEMPLOYMENT COMMENCEMENT DATE: The first date upon which an individual performs an Hour of Service following a Severance from Service Date.

(44) ROLLOVER CONTRIBUTION ACCOUNT: An individual account for an Eligible Employee which is credited with the sum of (A) the Rollover Contributions of such Employee and (B) amounts transferred from Rollover Contribution Accounts under the Cynara Plan, and which is credited with (or debited for) such account's allocation of net income (or net loss) and changes in value of the Trust Fund.

(45) ROLLOVER CONTRIBUTIONS: Contributions made by an Eligible Employee pursuant to Section 3.7.

(46) SERVICE: The period of an individual's employment with the Employer or a Controlled Entity. In addition, the Committee, in its discretion, may credit individuals with Service for employment with any other entity, but only if and when such individual becomes an Eligible Employee and only if such crediting of Service (A) has a legitimate business reason,
         (B) does not by design or operation discriminate significantly in favor of Highly Compensated Employees, and (C) is applied to all similarly-situated Eligible Employees.

(47) SEVERANCE FROM SERVICE DATE: The first date on which an individual terminates his Service following his Employment Commencement Date or a Reemployment Commencement Date, if applicable. Notwithstanding the foregoing, the Severance from Service Date of an individual who is absent from Service by reason of the individual's pregnancy, the birth of a child of the individual, the placement of a child with the individual in connection with the adoption of such child by the individual, or for purposes of caring for such child for the period immediately following such birth or placement shall be the second anniversary of the first date of such absence.

(48) TRUST: The trust(s) established under the Trust Agreement(s) to hold and invest contributions made under the Plan and income thereon, and from which the Plan benefits are distributed.

(49) TRUST AGREEMENT: The agreement(s) entered into between the Company and the Trustee establishing the Trust, as such agreement(s) may be amended from time to time.

(50) TRUST FUND: The funds and properties held pursuant to the provisions of the Trust Agreement for the use and benefit of the Participants, together with all income, profits, and increments thereto.

(51) TRUSTEE: The trustee or trustees qualified and acting under the Trust Agreement at any time.

(52) VESTED INTEREST: The portion of a Participant's Accounts which, pursuant to the Plan, is nonforfeitable.

(53) VESTING SERVICE: The measure of service used in determining a Participant's Vested Interest as determined pursuant to Section 8.4.

         1.2 NUMBER AND GENDER. Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.

         1.3 HEADINGS. The headings of Articles and Sections herein are included solely for convenience, and if there is any conflict between such headings and the text of the Plan, the text shall control.

         1.4 CONSTRUCTION. It is intended that the Plan be qualified within the meaning of section 401(a) of the Code and that the Trust be tax exempt under section 501(a) of the Code, and all provisions herein shall be construed in accordance with such intent.

                                       II.

                                  PARTICIPATION

         2.1 ELIGIBILITY. Each Eligible Employee shall become a Participant upon the Entry Date coincident with or next following the later of the date on which such Eligible Employee completes three months of Participation Service or the date on which such Eligible Employee attains the age of eighteen.
Notwithstanding the foregoing:

                  (a) An Eligible Employee who was a Participant in the Plan on the day prior to the Effective Date shall remain a Participant in this restatement thereof as of the Effective Date;

                  (b) An Eligible Employee who was a Participant in the Plan prior to a termination of employment shall remain a Participant upon his reemployment as an Eligible Employee;

                  (c) An Employee who has completed three months of Participation Service and has attained the age of eighteen but who has not become a Participant in the Plan because he was not an Eligible Employee shall become a Participant in the Plan upon the later of (i) the date he becomes an Eligible Employee as a result of a change in his employment status or (ii) the first Entry Date upon which he would have become a Participant if he had been an Eligible Employee;

                  (d) An Eligible Employee who had completed three months of Participation Service but who had not attained the age of eighteen prior to a termination of his employment shall become a Participant upon the later of (i) the date of his reemployment or (ii) the first Entry Date following his attainment of age eighteen;

                  (e) An Eligible Employee who had met the age and service requirements of this Section to become a Participant in the Plan but who terminated employment prior to the Entry Date upon which he would have become a Participant shall become a Participant upon the later of
         (i) the date of his reemployment or (ii) the Entry Date upon which he would have become a Participant if he had not terminated employment; and

                  (f) A Participant who ceases to be an Eligible Employee but remains an Employee shall continue to be a Participant but, on and after the date he ceases to be an Eligible Employee, he shall no longer be entitled to defer Compensation hereunder or share in allocations of Employer Contributions unless and until he shall again become an Eligible Employee.

         2.2      PARTICIPATION SERVICE.

                  (a) Subject to the remaining Paragraphs of this Section, an individual shall be credited with Participation Service in an amount equal to his aggregate Periods of Service whether or not such Periods of Service are completed consecutively.

                  (b) Paragraph (a) above notwithstanding, if an individual terminates his Service (at a time other than during a leave of absence) and subsequently resumes his Service, if his Reemployment Commencement Date is within twelve months of his Severance from Service Date, such Period of Severance shall be treated as a Period of Service for purposes of Paragraph (a) above.

                  (c) Paragraph (a) above notwithstanding, if an individual terminates his Service during a leave of absence and subsequently resumes his Service, if his Reemployment Commencement Date is within twelve months of the beginning of such leave of absence, such Period of Severance shall be treated as a Period of Service for purposes of Paragraph (a) above.

                  (d) In the case of an individual who has never been a Participant in the Plan and who incurs a Period of Severance which equals or exceeds the greater of (1) five years or (2) his Period of Service prior to such Period of Severance, such individual's Period of Service completed before such Period of Severance shall be disregarded in determining his Participation Service.

                                      III.

                                  CONTRIBUTIONS

         3.1      BEFORE-TAX CONTRIBUTIONS.

                  (a) A Participant may elect to defer an integral percentage of from 1% to 15% (or such lesser percentage, not less than 5%, as may be prescribed from time to time by the Committee) of his Compensation for a Plan Year by having the Employer contribute the amount so deferred to the Plan. Compensation for a Plan Year not so deferred by such election shall be received by such Participant in cash. A Participant's election to defer an amount of his Compensation pursuant to this Section shall be made by authorizing his Employer, in the manner prescribed by the Committee, to reduce his Compensation in the elected amount and the Employer, in consideration thereof, agrees to contribute an equal amount to the Plan. The Compensation elected to be deferred by a Participant pursuant to this Section shall become a part of the Employer's Before-Tax Contributions.

                  (b) A Participant's deferral election shall remain in force and effect for all periods following its effective date until modified or terminated or until such Participant terminates his employment. A Participant who has elected to defer a portion of his Compensation may change his deferral election percentage (within the percentage limits set forth in Paragraph (a) above), effective as of any Entry Date, by communicating such new deferral election percentage to his Employer in the manner and within the time period prescribed by the Committee.

                  (c) A Participant may cancel his deferral election the first day of any payroll period by communicating such cancellation to his Employer in the manner and within the time period prescribed by the Committee. A Participant who so cancels his deferral election may resume deferrals effective as of the first Entry Date at least 90 days after the Participant's cancellation, by communicating his new deferral election to his Employer in the manner and within the time period prescribed by the Committee.

                  (d) In restriction of the Participants' elections provided in Paragraphs (a), (b), and (c) above, the Before-Tax Contributions and the elective deferrals (within the meaning of section 402(g)(3) of the Code) under all other plans, contracts, and arrangements of the Employer on behalf of any Participant for any calendar year shall not exceed $10,000 (with such amount to be adjusted automatically to reflect any cost-of-living adjustments authorized by section 402(g)(5) of the Code).

                  (e) The Plan shall utilize the safe harbor method of satisfying the "actual deferral percentage" test set forth in section 401(k)(3) of the Code pursuant to section 401(k)(12) of the Code and Internal Revenue Service Notice 98-52 and shall be considered to be using the "current year testing method" as such term is defined in Internal Revenue Service Notice 98-1.

                  (f) If, for any Plan Year, the Committee determines that the Plan did not satisfy the conditions for the safe harbor method of satisfying the "actual deferral percentage" test set forth in section 401(k)(3) of the Code as described in Paragraph (e) above, one of the "actual deferral


                                      III-1
percentage" tests set forth in section 401(k)(3) of the Code and the Treasury regulations thereunder must be met for such Plan Year. Such testing shall utilize the current year testing method as such term is defined in Internal Revenue Service Notice 98-1. The Committee may elect, in accordance with applicable Treasury regulations, to treat Employer Matching Contributions to the Plan as Before-Tax Contributions for the purposes of meeting these requirements. If multiple use of the alternative limitation (within the meaning of section 401(m)(9) of the Code and Treasury regulation Section 1.401(m)-2(b)) occurs during such Plan Year, such multiple use shall be corrected in accordance with the provisions of Treasury regulation Section 1.401(m)-2(c) by reducing the "actual contribution percentages" of all Highly Compensated Employees participating in the Plan and distributing such excess in accordance with the provisions of Section 3.6(c) and applicable Treasury regulations, so that there is no such multiple use.

                  (g) If the restrictions set forth in Paragraph (d) or (f) above would not otherwise be met for any Plan Year, the Compensation deferral elections made pursuant to Paragraphs (a), (b), and (c) above of affected Participants may be reduced by the Committee on a temporary and prospective basis in such manner as the Committee shall determine.

                  (h) As soon as administratively feasible following the end of each payroll period, but no later than the time required by applicable law, the Employer shall contribute to the Trust, as Before-Tax Contributions with respect to each Participant, an amount equal to the amount of Compensation elected to be deferred, pursuant to Paragraphs (a) and (b) above (as adjusted pursuant to Paragraph (g) above), by such Participant during such payroll period. Such contributions, as well as the contributions made pursuant to Sections 3.2 and 3.4, shall be made without regard to current or accumulated profits of the Employer. Notwithstanding the foregoing, the Plan is intended to qualify as a profit sharing plan for purposes of sections 401(a), 402, 412, and 417 of the Code.

         3.2      EMPLOYER MATCHING CONTRIBUTIONS.

                  (a) For each payroll period, the Employer shall contribute to the Trust as Employer Matching Contributions, the sum of (1) an amount that equals 100% of the Before-Tax Contributions that were made pursuant to Section
3.1 on behalf of each of the Participants during such Plan Year and that were not in excess of 3% of each such Participant's Compensation for such Plan Year and (2) an amount that equals 50% of the Before-Tax Contributions that were made pursuant to Section 3.1 on behalf of each of the Participants during such Plan Year in excess of 3%, but not in excess of 5%, of each such Participant's Compensation for such Plan Year.

                  (b) In addition to the Employer Matching Contributions made pursuant to Paragraph (a) above, for each Plan Year the Employer shall contribute to the Trust, as Employer Matching Contributions, an amount equal to the difference, if any, between (1) and (2) where (1) is the sum of (A) 100% of the Before-Tax Contributions that were made pursuant to Section 3.1 on behalf of each of the Participants during such Plan Year and that were not in excess of 3% of each such Participant's Compensation for such Plan Year and (B) 50% of the Before-Tax Contributions that were made pursuant to Section 3.1 on behalf of each of the Participants during such Plan Year and that were in excess of 3%, but not in excess of 5%, of each such Participant's Compensation for


                                      III-2
such Plan Year and (2) is the Employer Matching Contributions made pursuant to Paragraph (a) above for each such Participant for such Plan Year.

                  (c) For each Plan Year, the Employer may contribute to the Trust as Employer Matching Contributions, an additional amount as determined in its discretion equal to a percentage of the Before-Tax Contributions made pursuant to Section 3.1 on behalf of each of the Participants during such Plan Year and that were not in excess of 3% of each such Participant's Compensation for such Plan Year; provided, however, that the total Employer Matching Contributions on behalf of any Participant for any Plan Year shall not exceed 6% of such Participant's Compensation for such Plan Year.

                  (d) The Plan shall utilize the safe harbor method of satisfying the "actual contribution percentage" test set forth in section 401(m)(2) of the Code pursuant to section 401(m)(11) of the Code and Internal Revenue Service Notice 98-52 and shall be considered to be using the "current year testing method" as such term is defined in Internal Revenue Service Notice 98-1.

         3.3 RESTRICTIONS ON EMPLOYER MATCHING CONTRIBUTIONS. If, for any Plan Year, the Committee determines that the Plan did not satisfy the conditions for the safe harbor method of satisfying the "actual contribution percentage" test set forth in section 401(m)(2) of the Code as described in Section 3.2(d), one of the "actual contribution percentage" tests set forth in section 401(m) of the Code and the Treasury regulations thereunder must be met for such Plan Year. Such testing shall utilize the current year testing method as such term is defined in Internal Revenue Service Notice 98-1.

         3.4 EMPLOYER DISCRETIONARY CONTRIBUTIONS. For each Plan Year, the Employer may contribute to the Trust as an Employer Discretionary Contribution, an additional amount as determined in its discretion.

         3.5 RETURN OF CONTRIBUTIONS. Anything to the contrary herein notwithstanding, the Employer's contributions to the Plan are contingent upon the deductibility of such contributions under section 404 of the Code. To the extent that a deduction for contributions is disallowed, such contributions shall, upon the written demand of the Employer, be returned to the Employer by the Trustee within one year after the date of disallowance, reduced by any net losses of the Trust Fund attributable thereto but not increased by any net earnings of the Trust Fund attributable thereto. Moreover, if Employer contributions are made under a mistake of fact, such contributions shall, upon the written demand of the Employer, be returned to the Employer by the Trustee within one year after the payment thereof, reduced by any net losses of the Trust Fund attributable thereto but not increased by any net earnings of the Trust Fund attributable thereto.

         3.6      DISPOSITION OF EXCESS DEFERRALS AND EXCESS CONTRIBUTIONS.

                  (a) Anything to the contrary herein notwithstanding, any Before-Tax Contributions to the Plan for a calendar year on behalf of a Participant in excess of the limitations set forth in Section 3.1(d) and any "excess deferrals" from other plans allocated to the Plan by such


                                      III-3

Participant no later than March 1 of the next following calendar year within the meaning of, and pursuant to the provisions of, section 402(g)(2) of the Code, shall be distributed to such Participant not later than April 15 of the next following calendar year.

                  (b) Anything to the contrary herein notwithstanding, if, for any Plan Year, Section 3.1(f) applies and the aggregate Before-Tax Contributions made by the Employer on behalf of Highly Compensated Employees exceeds the maximum amount of Before-Tax Contributions permitted on behalf of such Highly Compensated Employees pursuant to Section 3.1(f) (determined by reducing Before-Tax Contributions on behalf of Highly Compensated Employees in order of the highest dollar amounts contributed on behalf of such Highly Compensated Employees in accordance with section 401(k)(8)(C) of the Code and the Treasury regulations thereunder), such excess shall be distributed to the Highly Compensated Employees on whose behalf such excess was contributed before the end of the next following Plan Year.

                  (c) Anything to the contrary herein notwithstanding, if, for any Plan Year, Section 3.3 applies and the aggregate Employer Matching Contributions allocated to the Accounts of Highly Compensated Employees exceeds the maximum amount of such Employer Matching Contributions permitted on behalf of such Highly Compensated Employees pursuant to Section 3.3 (determined by reducing Employer Matching Contributions made on behalf of Highly Compensated Employees in order of the highest dollar amounts contributed on behalf of such Highly Compensated Employees in accordance with section 401(m)(6)(C) of the Code and Treasury regulations thereunder), such excess shall be distributed to the Highly Compensated Employees on whose behalf such excess contributions were made before the end of the next following Plan Year.

                  (d) In coordinating the disposition of excess deferrals and excess contributions pursuant to this Section, such excess deferrals and excess contributions shall be disposed of in the following order:

                           (1) First, Before-Tax Contributions that constitute excess deferrals described in Paragraph (a) above that are not considered in determining the amount of Employer Matching Contributions pursuant to Section 3.2 shall be distributed;

                           (2) Next, excess Before-Tax Contributions that constitute excess deferrals described in Paragraph (a) above that are considered in determining the amount of Employer Matching Contributions pursuant to Section 3.2 shall be distributed;

                           (3) Next, excess Before-Tax Contributions described in Paragraph (b) above that are not considered in determining the amount of Employer Matching Contributions pursuant to Section 3.2 shall be distributed;

                           (4) Next, excess Before-Tax Contributions described in Paragraph (b) above that are considered in determining the amount of Employer Matching Contributions pursuant to Section 3.2 shall be distributed;



                                      III-4

                           (5) Next, excess Employer Matching Contributions described in Paragraph (c) above shall be distributed; and

                           (6) Finally, Employer Matching Contributions that relate to Before Tax Contributions that have been distributed pursuant to the provisions of Paragraph (2) or (4) above that were not distributed pursuant to the provisions of Paragraph (5) above shall be forfeited.

                  (e) Any distribution or forfeiture of excess deferrals or excess contributions pursuant to the provisions of this Section shall be adjusted for income or loss allocated thereto in the manner determined by the Committee in accordance with any method permissible under applicable Treasury regulations. Any forfeiture pursuant to the provisions of this Section shall be considered to have occurred on the date which is 2 1/2 months after the end of the Plan Year.

         3.7      ROLLOVER CONTRIBUTIONS.

                  (a) Qualified Rollover Contributions may be made to the Plan by any Eligible Employee of amounts received by such Eligible Employee from an individual retirement account or annuity or from an employees' trust described in section 401(a) of the Code, which is exempt from tax under section 501(a) of the Code, but only if any such Rollover Contribution is made pursuant to and in accordance with applicable provisions of the Code and Treasury regulations promulgated thereunder. A Rollover Contribution of amounts that are "eligible rollover distributions" within the meaning of section 402(f)(2)(A) of the Code may be made to the Plan irrespective of whether such eligible rollover distribution was paid to the Eligible Employee or paid to the Plan as a "direct" Rollover Contribution. A direct Rollover Contribution to the Plan may be effectuated only by issuance of a check made payable to the Trustee, which is negotiable only by the Trustee and which identifies the Eligible Employee for whose benefit the Rollover Contribution is being made. Any Eligible Employee desiring to effect a Rollover Contribution to the Plan must execute and file with the Committee the form prescribed by the Committee for such purpose. The Committee may require as a condition to accepting any Rollover Contribution that such Eligible Employee furnish any evidence that the Committee in its discretion deems satisfactory to establish that the proposed Rollover Contribution is in fact eligible for rollover to the Plan and is made pursuant to and in accordance with applicable provisions of the Code and Treasury regulations. All Rollover Contributions to the Plan must be made in cash. A Rollover Contribution shall be credited to the Rollover Contribution Account of the Eligible Employee for whose benefit such Rollover Contribution is being made.

                  (b) An Eligible Employee who has made a Rollover Contribution in accordance with this Section, but who has not otherwise become a Participant in the Plan in accordance with Article II, shall become a Participant coincident with such Rollover Contribution; provided, however, that such Participant shall not have a right to defer Compensation or have Employer Contributions made on his behalf until he has otherwise satisfied the requirements imposed by Article II.


                                      III-5

                                       IV.

                           ALLOCATIONS AND LIMITATIONS

         4.1 SUSPENDED AMOUNTS. All contributions, forfeitures, and the net income (or net loss) of the Trust Fund shall be held in suspense until allocated or applied as provided herein.

         4.2 ALLOCATION OF CONTRIBUTIONS.

                  (a) Before-Tax Contributions made by the Employer on a Participant's behalf for each payroll period pursuant to Section 3.1 shall be allocated to such Participant's Before-Tax Account.

                  (b) The Employer Matching Contributions for each Plan Year pursuant to Sections 3.2(a) and (b) shall be allocated to the Employer Matching Accounts of the Participants for whom such contributions were made.

                  (c) The Employer Matching Contributions, if any, for each Plan Year pursuant to Section 3.2(c) shall be allocated to the Employer Discretionary Accounts of the Participants for whom such contributions were made.

                  (d) The Employer Discretionary Contribution, if any, made pursuant to Section 3.4 for a Plan Year shall be allocated to the Employer Discretionary Accounts of the Participants in the ratio of such Participants' Compensation for such Plan Year.

                  (e) All contributions to the Plan shall be considered allocated to Participants' Accounts no later than the last day of the Plan Year for which they were made, as determined pursuant to Article III, except that, for purposes of Section 4.4, contributions shall be considered allocated to Participants' Accounts when received by the Trustee

         4.3 APPLICATION OF FORFEITURES. Any amounts that are forfeited under any provision hereof during a Plan Year shall be applied to reduce Employer Matching Contributions for the Plan Year in which the forfeiture occurs. Prior to such application, forfeited amounts shall be invested in the Investment Fund or Funds designated from time to time by the Committee.

         4.4 VALUATION OF ACCOUNTS. All amounts contributed to the Trust Fund shall be invested as soon as administratively feasible following their receipt by the Trustee, and the balance of each Account shall reflect the result of daily pricing of the assets in which such Account is invested from the time of receipt by the Trustee until the time of distribution.

         4.5 LIMITATIONS AND CORRECTIONS.

                  (a) For purposes of this Section, the following terms and phrases shall have these respective meanings:

                           (1) "Annual Additions" of a Participant for any Limitation Year shall mean the total of (A) the Employer Contributions, Before-Tax Contributions, and forfeitures, if any, allocated to such Participant's Accounts for such year, (B) Participant's contributions, if any, (excluding any Rollover Contributions) for such year, and (C) amounts referred to in sections 415(l)(1) and 419A(d)(2) of the Code.

                           (2) "415 Compensation" shall mean the total of all amounts paid by the Employer to or for the benefit of a Participant for services rendered or labor performed for the Employer which are required to be reported on the Participant's federal income tax withholding statement or statements (Form W-2 or its subsequent equivalent), subject to the following adjustments and limitations:

                                    (A)     The following shall be included:

                                    (i) elective deferrals (as defined in
                           section 402(g)(3) of the Code) from compensation to be paid by the Employer to the Participant;

                                            (ii) any amount which is contributed
                           or deferred by the Employer at the election of the Participant and which is not includible in the gross income of the Participant by reason of section 125 or 457 of the Code; and

                                            (iii) any amounts that are not
                           includable in the gross income of a Participant under a salary reduction agreement by reason of the application of section 132(f) of the Code.

                                    (B) The 415 Compensation of any Participant
                  taken into account for purposes of the Plan shall be limited to $160,000 for any Plan Year with such limitation to be:

                                            (i) adjusted automatically to
                           reflect any amendments to section 401(a)(17) of the Code and any cost-of-living increases authorized by section 401(a)(17) of the Code; and

                                            (ii) prorated for a Plan Year of
                           less than twelve months and to the extent otherwise required by applicable law.

                           (3)      "Limitation Year" shall mean the Plan Year.

                           (4) "Maximum Annual Additions" of a Participant for any Limitation Year shall mean the lesser of (A) $30,000 (with such amount to be adjusted automatically to reflect any cost-of-living adjustment authorized by section 415(d) of the Code) or (B) 25% of such Participant's 415 Compensation during such Limitation Year, except that the limitation in this Clause (B) shall not apply to any contribution for medical benefits (within the meaning of section 419A(f)(2) of the Code) after separation from service with the

         Employer or a Controlled Entity which is otherwise treated as an Annual Addition or to any amount otherwise treated as an Annual Addition under section 415(l)(1) of the Code.

                  (b) Contrary Plan provisions notwithstanding, in no event shall the Annual Additions credited to a Participant's Accounts for any Limitation Year exceed the Maximum Annual Additions for such Participant for such year. If as a result of a reasonable error in estimating a Participant's compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of section 402(g)(3) of the Code) that may be made with respect to any individual under the limits of section 415 of the Code, or because of other limited facts and circumstances, the Annual Additions that would be credited to a Participant's Accounts for a Limitation Year would nonetheless exceed the Maximum Annual Additions for such Participant for such year, the excess Annual Additions which, but for this Section, would have been allocated to such Participant's Accounts shall be disposed of as follows:

                           (1) First, any such excess Annual Additions in the form of Before-Tax Contributions on behalf of such Participant that would not have been considered in determining the amount of Employer Matching Contributions pursuant to Section 3.2 shall be distributed to such Participant, adjusted for income or loss allocated thereto;

                           (2) Next, any such excess Annual Additions in the form of Before-Tax Contributions on behalf of such Participant that would have been considered in determining the amount of Employer Matching Contributions pursuant to Section 3.2 shall be distributed to such Participant, adjusted for income or loss allocated thereto, and the Employer Matching Contributions that would have been allocated to such Participant's Accounts based upon such distributed Before-Tax Contributions shall, to the extent such amounts would have otherwise been allocated to such Participant's Accounts, be treated as a forfeiture;

                           (3) Finally, any such excess Annual Additions in the form of Employer Discretionary Contributions shall, to the extent such amounts would otherwise have been allocated to such Participant's Accounts, be treated as a forfeiture.

                  (c) For purposes of determining whether the Annual Additions under this Plan exceed the limitations herein provided, all defined contribution plans of the Employer are to be treated as one defined contribution plan. In addition, all defined contribution plans of Controlled Entities shall be aggregated for this purpose. For purposes of this Section only, a "Controlled Entity" (other than an affiliated service group member within the meaning of section 414(m) of the Code) shall be determined by application of a more than 50% control standard in lieu of an 80% control standard. If the Annual Additions credited to a Participant's Accounts for any Limitation Year under this Plan plus the additions credited on his behalf under other defined contribution plans required to be aggregated pursuant to this Paragraph would exceed the Maximum Annual Additions for such Participant for such Limitation Year, the Annual Additions under this Plan and the additions under such other plans shall be reduced on a pro rata basis and allocated, reallocated, or returned in accordance with applicable plan provisions regarding Annual Additions in excess of Maximum Annual Additions.

                  (d) In the case of a Participant who also participated in a defined benefit plan of the Employer or a Controlled Entity (as defined in Paragraph (d) above), the Employer shall reduce the Annual Additions credited to the Accounts of such Participant under this Plan pursuant to the provisions of Paragraph (b) to the extent necessary to prevent the limitation set forth in section 415(e) of the Code from being exceeded. Notwithstanding the foregoing, the provisions of this Paragraph shall apply only if such defined benefit plan does not provide for a reduction of benefits thereunder to ensure that the limitation set forth in section 415(e) of the Code is not exceeded. Further, this Paragraph shall not apply for Limitation Years beginning after December 31, 1999.

                  (e) If the limitations set forth in this Section would not otherwise be met for any Limitation Year, the Compensation deferral elections pursuant to Section 3.1 of affected Participants may be reduced by the Committee on a temporary and prospective basis in such manner as the Committee shall determine.

                                       V.

                                INVESTMENT FUNDS

         5.1 INVESTMENT OF ACCOUNTS.

                  (a) Each Participant shall designate, in accordance with the procedures established from time to time by the Committee, the manner in which the amounts allocated to his Accounts shall be invested from among the Investment Funds made available from time to time by the Committee. A Participant may designate one of such Investment Funds for all the amounts allocated to his Accounts or he may split the investment of the amounts allocated to his Accounts between such Investment Funds in such increments as the Committee may prescribe. If a Participant fails to make a designation, then his Accounts shall be invested in the Investment Fund or Funds designated by the Committee from time to time in a uniform and nondiscriminatory manner.

                  (b) A Participant may change his investment designation for future contributions to be allocated to his Accounts. Any such change shall be made in accordance with the procedures established by the Committee, and the frequency of such changes may be limited by the Committee.

                  (c) A Participant may elect to convert his investment designation with respect to the amounts already allocated to his Accounts. Any such conversion shall be made in accordance with the procedures established by the Committee, and the frequency of such conversions may be limited by the Committee.

         5.2 RESTRICTION ON ACQUISITION OF COMPANY STOCK. Notwithstanding any other provision hereof, it is specifically provided that the Trustee shall not purchase Company Stock or other Company securities during any period in which such purchase is, in the opinion of counsel for the Company or the Committee, restricted by any law or regulation applicable thereto. During such period, amounts that would otherwise be invested in Company Stock or other Company securities pursuant to an investment designation shall be invested in such other assets as the Trustee may in its discretion determine, or the Trustee may hold such amounts uninvested for a reasonable period pending the purchase of such stock or securities.

         5.3 VOTING OF COMPANY STOCK. To the extent permitted by section 404(a) of the Act, at each annual meeting and special meeting of the shareholders of the Company, a Participant may direct the voting of the number of whole shares of Company Stock attributable to his Accounts as of the record date for such meeting in accordance with the provisions of the Trust Agreement.

         5.4 STOCK RIGHTS, STOCK SPLITS, AND STOCK DIVIDENDS. Company Stock received by the Trustee by reason of a stock split, stock dividend, or recapitalization shall be appropriately allocated to the Accounts of each affected Participant.

                                       VI.

                               RETIREMENT BENEFITS

         6.1 RETIREMENT BENEFITS. A Participant who terminates his employment on or after his Normal Retirement Date shall be entitled to a retirement benefit, payable at the time and in the form provided in Article X, equal to the value of his Accounts on his Benefit Commencement Date. Any contribution allocable to a Participant's Accounts after his Benefit Commencement Date shall be distributed, if his benefit was paid in a lump sum, or used to increase his payments, if his benefit is being paid on a periodic basis, as soon as administratively feasible after the date that such contribution is paid to the Trust Fund.

                                      VII.

                               DISABILITY BENEFITS

         7.1 DISABILITY BENEFITS. In the event a Participant's employment is terminated, and such Participant is totally and permanently disabled, as determined pursuant to Section 7.2, such Participant shall be entitled to a disability benefit, payable at the time and in the form provided in Article X, equal to the value of his Accounts on his Benefit Commencement Date. Any contribution allocable to a Participant's Accounts after his Benefit Commencement Date shall be distributed, if his benefit was paid in a lump sum, or used to increase his payments, if his benefit is being paid on a periodic basis, as soon as administratively feasible after the date that such contribution is paid to the Trust Fund.

         7.2 TOTAL AND PERMANENT DISABILITY DETERMINED. A Participant shall be considered totally and permanently disabled if the Committee determines, based on a written medical opinion (unless waived by the Committee as unnecessary), that such Participant is permanently incapable of performing his job for physical or mental reasons.


                                      VII-1

                                      VIII.

             SEVERANCE BENEFITS AND DETERMINATION OF VESTED INTEREST

         8.1 NO BENEFITS UNLESS HEREIN SET FORTH. Except as set forth in this Article, upon termination of employment of a Participant prior to his Normal Retirement Date for any reason other than total and permanent disability (as defined in Section 7.2) or death, such Participant shall acquire no right to any benefit from the Plan or the Trust Fund.

         8.2 SEVERANCE BENEFIT. Each Participant whose employment is terminated prior to his Normal Retirement Date for any reason other than total and permanent disability (as defined in Section 7.2) or death shall be entitled to a severance benefit, payable at the time and in the form provided in Article X, equal to his Vested Interest in the value of his Accounts on his Benefit Commencement Date. A Participant's Vested Interest in any contribution allocable to his Accounts after his Benefit Commencement Date shall be distributed, if his benefit was paid in a lump sum, or used to increase his payments, if his benefit is being paid on a periodic basis, as soon as administratively feasible after the date that such contribution is paid to the Trust Fund.

         8.3 DETERMINATION OF VESTED INTEREST.

                  (a) A Participant shall have a 100% Vested Interest in his After-Tax Account, Before-Tax Account, Employer Discretionary Account, Employer Matching Account, and Rollover Contribution Account at all times.

                  (b) A Participant's Vested Interest in his Employer Contribution Account shall be determined by such Participant's years of Vesting Service in accordance with the following schedule:


                      YEARS OF VESTING SERVICE                             VESTED INTEREST
                      ------------------------                             ---------------
                 Less than       2   years                                       0%
                                 2   years                                      50%
                                 3   years                                      75%
                                 4   years or more                             100%

                  (c) Paragraph (b) above notwithstanding, a Participant shall have a 100% Vested Interest in his Employer Contribution Account (1) upon the attainment of his Normal Retirement Date while employed by the Employer or a Controlled Entity, (2) upon the termination of his employment with the Employer at a time when he is totally and permanently disabled (as defined in Section 7.2), (3) upon the death of such Participant while an Employee, or (4) if such Participant is an affected Participant, the occurrence of an event described in, under the conditions set forth in, Section 17.2.


                                     VIII-1

         8.4      CREDITING OF VESTING SERVICE.

                  (a) For the period preceding the Effective Date, subject to the provisions of Section 8.5, an individual shall be credited with Vesting Service in an amount equal to all service credited to him for vesting purposes under the Plan as it existed on the day prior to the Effective Date.

                  (b) For the Plan Year beginning with the Effective Date and all Plan Years thereafter, subject to the provisions of Section 8.5, 1,000 or more Hours of Service during any Plan Year shall constitute one year of Vesting Service.

         8.5      FORFEITURE OF VESTING SERVICE.

                  (a) In the case of a Participant who terminates employment with the Employer at a time when he has a Vested Interest of less than 100% in his Employer Contribution Account and then incurs five or more consecutive One-Year Breaks-in-Service, such Participant's years of Vesting Service completed after such One-Year Breaks-in-Service shall be disregarded for purposes of determining such Participant's Vested Interest in any Plan benefits derived from Employer Contributions on his behalf before such One-Year Breaks-in-Service, but his years of Vesting Service completed before such One-Year Breaks-in-Service shall not be disregarded in determining any Plan benefits derived from Employer Contributions on his behalf after such One-Year Breaks-in- Service.

                  (b) A Participant who terminates employment with the Employer at a time when he has a 100% Vested Interest shall not forfeit any of his Vesting Service for purposes of determining any Plan benefits.

         8.6      FORFEITURES OF NONVESTED ACCOUNT BALANCE.

                  (a) With respect to a Participant who terminates employment with the Employer with a Vested Interest in his Employer Contribution Account that is less than 100% and either is not entitled to a distribution from the Plan or receives a distribution from the Plan of the balance of his Vested Interest in his Accounts in the form of a lump sum distribution, the nonvested portion of such terminated Participant's Employer Contribution Account as of his Benefit Commencement Date shall become a forfeiture as of his Benefit Commencement Date (or as of his date of termination of employment if no amount is payable from the Trust Fund on behalf of such Participant with such Participant being considered to have received a distribution of zero dollars on his date of termination of employment).

                  (b) With respect to a Participant who terminates employment with the Employer with a Vested Interest in his Employer Contribution Account less than 100% and to whom the forfeiture provisions of Paragraph (a) above (or
Section 8.8 below) have not yet applied, the nonvested portion of his Employer Contribution Account shall be forfeited as of the earlier of (1) the last day of the Plan Year during which the terminated Participant incurs his fifth consecutive One-Year Break-in-Service or (2) the date of the terminated Participant's death.


                                     VIII-2

         8.7 RESTORATION OF FORFEITED ACCOUNT BALANCE. In the event that the nonvested portion of a terminated Participant's Employer Contribution Account becomes a forfeiture pursuant to Section 8.6, the terminated Participant shall, upon subsequent reemployment with the Employer prior to incurring five consecutive One-Year Breaks-in-Service, have the forfeited amount restored to such Participant's Employer Contribution Account, unadjusted by any subsequent gains or losses of the Trust Fund; provided, however, that such restoration shall be made only if such Participant repays in cash an amount equal to the amount so distributed to him pursuant to Section 8.6 within five years from the date the Participant is reemployed. A reemployed Participant who was not entitled to a distribution from the Plan on his date of termination of employment shall be considered to have repaid a distribution of zero dollars on the date of his reemployment. Any such restoration shall be made as soon as administratively feasible following the date of repayment. Notwithstanding anything to the contrary in the Plan, forfeited amounts to be restored by the Employer pursuant to this Section shall be charged against and deducted from forfeitures for the Plan Year in which such amounts are restored that would otherwise be available to be applied pursuant to Section 4.3. If such forfeitures otherwise available are not sufficient to provide such restoration, the portion of such restoration not provided by forfeitures shall be charged against and deducted from Employer Discretionary Contributions otherwise available for allocation to other Participants in accordance with Section 4.2(d), and any additional amount needed to restore such forfeited amounts shall be provided by an additional Employer Discretionary Contribution (which shall be made without regard to current or accumulated earnings and profits).

         8.8 SPECIAL FORMULA FOR DETERMINING VESTED INTEREST FOR PARTIAL ACCOUNTS. With respect to a Participant whose Vested Interest in his Employer Contribution Account is less than 100% and who makes a withdrawal from or receives a termination distribution from his Employer Contribution Account other than a lump sum distribution, any amount remaining in his Employer Contribution Account shall continue to be maintained as a separate account. At any relevant time, such Participant's nonforfeitable portion of his separate account shall be determined in accordance with the following formula:

                           X=P(AB + (R X D)) - (R X D)

For purposes of applying the formula: X is the nonforfeitable portion of such separate account at the relevant time; P is the Participant's Vested Interest in his Employer Contribution Account at the relevant time; AB is the balance of such separate account at the relevant time; R is the ratio of the balance of such separate account at the relevant time to the balance of such separate account after the withdrawal or distribution; and D is the amount of the withdrawal or distribution. For all other purposes of the Plan, a Participant's separate account shall be treated as an Employer Contribution Account. Upon his incurring five consecutive One-Year Breaks-in-Service, the forfeitable portion of a Participant's separate account and Employer Contribution Account shall be forfeited as of the end of the Plan Year during which the Participant incurred his fifth such consecutive One-Year Break-in-Service if not forfeited earlier pursuant to the provisions of Section 8.6.


                                     VIII-3

                                       IX.

                                 DEATH BENEFITS

         9.1 DEATH BENEFITS. Upon the death of a Participant while an Employee, the Participant's designated beneficiary shall be entitled to a death benefit, payable at the time and in the form provided in Article X, equal to the value of the Participant's Accounts on his Benefit Commencement Date. Any contribution allocable to a Participant's Accounts after his Benefit Commencement Date shall be distributed, if the death benefit was paid in a lump sum, or used to increase payments, if the death benefit is being paid on a periodic basis, as soon as administratively feasible after the date that such contribution is paid to the Trust Fund.

         9.2      DESIGNATION OF BENEFICIARIES.

                  (a) Each Participant shall have the right to designate the beneficiary or beneficiaries to receive payment of his benefit in the event of his death. Each such designation shall be made by executing the beneficiary designation form prescribed by the Committee and filing such form with the Committee. Any such designation may be changed at any time by such Participant by execution of a new designation in accordance with this Section. Notwithstanding the foregoing, if a Participant who is married on the date of his death designates an individual or entity other than his surviving spouse as his beneficiary, such designation shall not be effective unless (1) such spouse has consented thereto in writing and such consent (A) acknowledges the effect of such specific designation, (B) either consents to the specific designated beneficiary (which designation may not subsequently be changed by the Participant without spousal consent) or expressly permits such designation by the Participant without the requirement of further consent by the spouse, and
(C) is witnessed by a Plan representative (other than the Participant) or a notary public or (2) the consent of such spouse cannot be obtained because such spouse cannot be located or because of other circumstances described by applicable Treasury regulations. Any such consent by such surviving spouse shall be irrevocable.

                  (b) If no beneficiary designation is on file with the Committee at the time of the death of the Participant or if such designation is not effective for any reason as determined by the Committee, the designated beneficiary or beneficiaries to receive such death benefit shall be as follows:

                           (1) If a Participant leaves a surviving spouse, his designated beneficiary shall be such surviving spouse;

                           (2) If a Participant leaves no surviving spouse, his designated beneficiary shall be (A) such Participant's executor or administrator or (B) his heirs at law if there is no administration of such Participant's estate.

                  (c) Notwithstanding the preceding provisions of this Section and to the extent not prohibited by state or federal law, if a Participant is divorced from his spouse and at the time of his death is not remarried to the person from whom he was divorced, any designation of such divorced spouse as his beneficiary under the Plan filed prior to the divorce shall be null and void unless the contrary is expressly stated in writing filed with the Committee by the Participant. The interest of such divorced spouse failing hereunder shall vest in the persons specified in Paragraph (b) above as if such divorced spouse did not survive the Participant.

                                       X.

                      TIME AND FORM OF PAYMENT OF BENEFITS

         10.1     DETERMINATION OF BENEFIT COMMENCEMENT DATE.

                  (a) Subject to the provisions of the remaining Paragraphs of this Section, a Participant's Benefit Commencement Date shall be the date that is as soon as administratively feasible after the date the Participant or his beneficiary becomes entitled to a benefit pursuant to Article VI, VII, VIII, or IX.

                  (b) Unless (1) the Participant has attained age sixty-five or died, (2) the Participant consents to a distribution pursuant to Paragraph (a) within the ninety-day period ending on the date payment of his benefit hereunder is to commence pursuant to Paragraph (a), or (3) the Participant's Vested Interest in his Accounts is not in excess of $5,000, the Participant's Benefit Commencement Date shall be deferred to the date which is as soon as administratively feasible after the earlier of the date the Participant attains age sixty-five or the Participant's date of death, or such earlier date as the Participant may elect by written notice to the Committee prior to such date. No less than thirty days (unless such thirty-day period is waived by an affirmative election in accordance with applicable Treasury regulations) and no more than ninety days before his Benefit Commencement Date, the Committee shall inform the Participant of his right to defer his Benefit Commencement Date and shall describe the Participant's Direct Rollover election rights pursuant to Section
10.3 below.

                  (c) A Participant's Benefit Commencement Date shall in no event be later than the sixtieth day following the close of the Plan Year during which such Participant attains, or would have attained, his Normal Retirement Date or, if later, terminates his employment with the Employer or a Controlled Entity.

                  (d) A Participant's Benefit Commencement Date shall be in compliance with the provisions of section 401(a)(9) of the Code and applicable Treasury regulations thereunder and shall in no event be later than:

                           (1) For Participants attaining age seventy and one-half before January 1, 1999, April 1 of the calendar year following the calendar year in which such Participant attains the age of seventy and one-half;

                           (2) For Participants attaining age seventy and one-half after December 31, 1998, April 1 of the calendar year following the later of (A) the calendar year in which such Participant attains the age of seventy and one-half or (B) the calendar year in which such Participant terminates his employment with the Employer (provided, however, that clause (B) of this sentence shall not apply in the case of a Participant who is a "five-percent owner" (as defined in section 416 of the Code) with respect to the Plan Year ending in the calendar year in which such Participant attains the age of seventy and one-half); and

                           (3) In the case of a benefit payable pursuant to
         Article IX, the last day of the five-year period following the death of such Participant.

The provisions of this Section notwithstanding, a Participant may not elect to defer the receipt of his benefit hereunder to the extent that such deferral creates a death benefit that is more than incidental within the meaning of section 401(a)(9)(G) of the Code and applicable Treasury regulations thereunder.

                  (e) Subject to the provisions of Paragraph (d), a Participant's Benefit Commencement Date shall not occur unless the Article VI, VII, VIII, or IX event entitling the Participant (or his beneficiary) to a benefit constitutes a distributable event described in section 401(k)(2)(B) of the Code and shall not occur while the Participant is employed by the Employer or any Controlled Entity (irrespective of whether the Participant has become entitled to a distribution of his benefit pursuant to Article VI, VII, VIII, or
IX).

                  (f) Paragraphs (a), (b), and (c) above notwithstanding, but subject to the provisions of Paragraph (d) above, a Participant, other than a Participant whose Vested Interest in his Accounts is not in excess of $5,000, and the beneficiary of such a Participant who dies prior to his Benefit Commencement Date must file a claim for benefits in the manner prescribed by the Committee before payment of his benefits will commence.

         10.2     FORM OF PAYMENT AND PAYEE.

                  (a) Subject to the provisions of Paragraph (b) below, a Participant's benefit shall be provided from the balance of such Participant's Accounts under the Plan and shall be paid in cash in one lump sum on the Participant's Benefit Commencement Date. Except as provided in Section 19.4, the Participant's benefit shall be paid to the Participant unless the Participant has died prior to his Benefit Commencement Date, in which case the Participant's benefit shall be paid to his beneficiary designated in accordance with the provisions of Section 9.2.

                  (b) Benefits shall be paid (or transferred pursuant to Section 10.3) in cash except that a Participant (or his designated beneficiary or legal representative in the case of a deceased Participant) may elect to have the portion of his Accounts invested in Company Stock paid (or transferred pursuant to Section 10.3) in full shares of Company Stock with any balance (including fractional shares of Company Stock) to be paid or transferred in cash.

         10.3 DIRECT ROLLOVER ELECTION. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have all or any portion of an Eligible Rollover Distribution (other than any portion attributable to the offset of an outstanding loan balance of such Participant pursuant to the Plan's loan procedure) paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. Prior to any Direct Rollover pursuant to this Section, the Committee may require the Distributee to furnish the Committee with a statement from the plan, account, or annuity to which the benefit is to be transferred verifying that such plan, account, or annuity is, or is intended to be, an Eligible Retirement Plan.

         10.4 UNCLAIMED BENEFITS. In the case of a benefit payable on behalf of a Participant, if the Committee is unable to locate the Participant or beneficiary to whom such benefit is payable, upon the Committee's determination thereof, such benefit shall be forfeited. Notwithstanding the foregoing, if subsequent to any such forfeiture the Participant or beneficiary to whom such benefit is payable makes a valid claim for such benefit, such forfeited benefit shall be restored to the Plan in the manner provided in Section 8.7.

         10.5     CLAIMS REVIEW.

                  (a) In any case in which a claim for Plan benefits of a Participant or beneficiary is denied or modified, the Committee shall furnish written notice to the claimant within ninety days (or within 180 days if additional information requested by the Committee necessitates an extension of the ninety-day period and the claimant is informed of such extension in writing within the original ninety-day period), which notice shall:

                           (1) State the specific reason or reasons for the denial or modification;

                           (2) Provide specific reference to pertinent Plan provisions on which the denial or modification is based;

                           (3) Provide a description of any additional material or information necessary for the Participant, his beneficiary, or representative to perfect the claim and an explanation of why such material or information is necessary; and

                           (4) Explain the Plan's claim review procedure described in Paragraph (b) below.

                  (b) In the event a claim for Plan benefits is denied or modified, if the Participant, his beneficiary, or a representative of such Participant or beneficiary desires to have such denial or modification reviewed, he must, within sixty days following receipt of the notice of such denial or modification, submit a written request for review by the Committee of its initial decision. In connection with such request, the Participant, his beneficiary, or the representative of such Participant or beneficiary may review any pertinent documents upon which such denial or modification was based and may submit issues and comments in writing. Within sixty days following such request for review the Committee shall, after providing a full and fair review, render its final decision in writing to the Participant, his beneficiary or the representative of such Participant or beneficiary stating specific reasons for such decision and making specific references to pertinent Plan provisions upon which the decision is based. If special circumstances require an extension of such sixty-day period, the Committee's decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If an extension of time for review is required, written notice of the extension shall be furnished to the Participant, beneficiary, or the representative of such Participant or beneficiary prior to the commencement of the extension period.

                                       XI.

                             IN-SERVICE WITHDRAWALS

         11.1     IN-SERVICE WITHDRAWALS.

                  (a) A Participant may withdraw from his After-Tax Account and/or Rollover Contribution Account any or all amounts held in such Accounts.

                  (b) A Participant who has attained age fifty-nine and one-half and who has made all available withdrawals pursuant to Paragraph (a) above may withdraw from his Before-Tax Account an amount not exceeding the then value of such Account.

                  (c) A Participant who has a financial hardship, as determined by the Committee, and who has made all available withdrawals pursuant to the Paragraphs above and pursuant to the provisions of any other plans of the Employer and any Controlled Entities of which he is a member and who has obtained all available loans pursuant to Article XII and pursuant to the provisions of any other plans of the Employer and any Controlled Entities of which he is a member may withdraw from his Employer Contribution Account, his Employer Discretionary Account, his Rollover Contribution Account, and his Before-Tax Account amounts not to exceed the lesser of (1) such Participant's Vested Interest in such Accounts or (2) the amount determined by the Committee as being available for withdrawal pursuant to this Paragraph. A Participant who makes a withdrawal under this Paragraph may not make Before-Tax Contributions to the Plan for a period of twelve months following the date of such withdrawal. Such withdrawal shall come, first, from the Participant's Rollover Contribution Account, second, from his Employer Discretionary Account, third, from his Vested Interest in his Employer Contribution Account and, finally, from his Before- Tax Account. For purposes of this Paragraph, financial hardship shall mean the immediate and heavy financial needs of the Participant. A withdrawal based upon financial hardship pursuant to this Paragraph shall not exceed the amount required to meet the immediate financial need created by the hardship and not reasonably available from other resources of the Participant. The amount required to meet the immediate financial need may include any amounts necessary to pay any federal income taxes reasonably anticipated to result from the distribution. The determination of the existence of a Participant's financial hardship and the amount required to be distributed to meet the need created by the hardship shall be made by the Committee. The decision of the Committee shall be final and binding, provided that all Participants similarly situated shall be treated in a uniform and nondiscriminatory manner. A withdrawal shall be deemed to be made on account of an immediate and heavy financial need of a Participant if the withdrawal is for:

                           (1) Expenses for medical care described in section 213(d) of the Code previously incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in section 152 of the Code) or necessary for those persons to obtain medical care described in section 213(d) of the Code and not reimbursed or reimbursable by insurance;

                           (2) Costs directly related to the purchase of a principal residence of the Participant (excluding mortgage payments);

                           (3) Payment of tuition and related educational fees, and room and board expenses, for the next twelve months of post-secondary education for the Participant or the Participant's spouse, children, or dependents (as defined in section 152 of the Code);

                           (4) Payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or

                           (5) Such other financial needs that the Commissioner of Internal Revenue may deem to be immediate and heavy financial needs through the publication of revenue rulings, notices, and other documents of general applicability.

The above notwithstanding, (1) withdrawals under this Paragraph from a Participant's Before-Tax Account shall be limited to the sum of the Participant's Before-Tax Contributions to the Plan, plus income allocable thereto and credited to the Participant's Before-Tax Account as of December 31, 1988, less any previous withdrawals of such amounts, and (2) Employer Matching Contributions used to satisfy the restrictions set forth in Section 3.1(f) in this Plan or a predecessor plan shall not be subject to withdrawal. A Participant who makes a withdrawal from his Before-Tax Account under this Paragraph may not make elective contributions or employee contributions to the Plan or any other qualified or nonqualified plan of the Employer or any Controlled Entity for a period of twelve months following the date of such withdrawal. Further, such Participant may not make elective contributions under the Plan or any other plan maintained by the Employer or any Controlled Entity for such Participant's taxable year immediately following the taxable year of the withdrawal in excess of the applicable limit set forth in Section 3.1(d) for such next taxable year less the amount of such Participant's elective contributions for the taxable year of the withdrawal.

         11.2     RESTRICTION ON IN-SERVICE WITHDRAWALS.

                  (a) All withdrawals pursuant to this Article shall be made in accordance with procedures established by the Committee.

                  (b) Notwithstanding the provisions of this Article, no withdrawal shall be made from an Account to the extent such Account has been pledged to secure a loan from the Plan.

                  (c) If a Participant's Account from which a withdrawal is made is invested in more than one Investment Fund, the withdrawal shall be made in sequence starting with the most conservative Investment Fund and ending with the most aggressive as determined by the Committee.

                  (d) All withdrawals under this Article shall be paid in cash.

                  (e) Any withdrawal hereunder, other than withdrawals from Before-Tax Accounts pursuant to Section 11.1(c) on or after January 1, 2000, shall be subject to the Direct Rollover election described in Section 10.3.

                  (f) This Article shall not be applicable to a Participant following termination of employment and the amounts in such Participant's Accounts shall be distributable only in accordance with the provisions of
Article X.

                                      XII.

                                      LOANS

         12.1 ELIGIBILITY FOR LOAN. Upon application by (1) any Participant who is an Employee or (2) any Participant no longer employed by the Employer, a beneficiary of a deceased Participant or an alternate payee under a qualified domestic relations order, as defined in section 414(p)(8) of the Code, who retains an Account balance under the Plan and who is a party-in-interest, as that term is defined in section 3(14) of the Act, as to the Plan (an individual who is eligible to apply for a loan under this Article being hereinafter referred to as a "Participant" for purposes of this Article), the Committee may in its discretion direct the Trustee to make a loan or loans to such Participant. Such loans shall be made pursuant to the provisions of the Committee's written loan procedure, which procedure is hereby incorporated by reference as a part of the Plan.

         12.2     MAXIMUM LOAN.

                  (a) A loan to a Participant may not exceed 50% of the then value of such Participant's Vested Interest in his Accounts.

                  (b) Paragraph (a) above to the contrary notwithstanding, the amount of a loan made to a Participant under this Article shall not exceed an amount equal to the difference between:

                           (1) The lesser of $50,000 (reduced by the excess, if any, of (A) the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which the loan is made over (B) the outstanding balance of loans from the Plan on the date on which the loan is made) or one-half of the present value of the Participant's total nonforfeitable accrued benefit under all qualified plans of the Employer or a Controlled Entity; minus

                           (2) The total outstanding loan balance of the Participant under all other loans from all qualified plans of the Employer or a Controlled Entity.


                                      XII-1

                                      XIII.

                           ADMINISTRATION OF THE PLAN

         13.1 APPOINTMENT OF COMMITTEE. For purposes of the Act, the Company shall be the Plan "administrator" and shall be the "named fiduciary" with respect to the general administration of the Plan (except as to the investment of the assets of the Trust Fund). To carry out the duties of the Company in the administration of the Plan, the Committee shall be appointed by the Directors and shall consist of one or more persons. Any individual, whether or not an Employee, is eligible to become a member of the Committee. Each member of the Committee shall, before entering upon the performance of his duties, qualify by signing a consent to serve as a member of the Committee under and pursuant to the Plan and by filing such consent with the records of the Committee.

         13.2 TERM, VACANCIES, RESIGNATION, AND REMOVAL. Each member of the Committee shall serve until he resigns, dies, or is removed by the Directors. At any time during his term of office, a member of the Committee may resign by giving written notice to the Directors and the Committee, such resignation to become effective upon the appointment of a substitute member or, if earlier, the lapse of thirty days after such notice is given as herein provided. At any time during his term of office, and for any reason, a member of the Committee may be removed by the Directors with or without cause, and the Directors may in their discretion fill any vacancy that may result therefrom. Any member of the Committee who is an Employee shall automatically cease to be a member of the Committee as of the date he ceases to be employed by the Employer or a Controlled Entity.

         13.3 OFFICERS, RECORDS, AND PROCEDURES. The Committee may select officers and may appoint a secretary who need not be a member of the Committee. The Committee shall keep appropriate records of its proceedings and the administration of the Plan and shall make available for examination during business hours to any Participant or beneficiary such records as pertain to that individual's interest in the Plan. The Committee shall designate the person or persons who shall be authorized to sign for the Committee and, upon such designation, the signature of such person or persons shall bind the Committee.

         13.4 MEETINGS. The Committee shall hold meetings upon such notice and at such time and place as it may from time to time determine. Notice to a member shall not be required if waived in writing by that member. A majority of the members of the Committee duly appointed shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee at any meeting where a quorum is present shall be by vote of a majority of those present at such meeting and entitled to vote. Resolutions may be adopted or other action taken without a meeting upon written consent signed by all of the members of the Committee.

         13.5 SELF-INTEREST OF MEMBERS. No member of the Committee shall have any right to vote or decide upon any matter relating solely to himself under the Plan or to vote in any case in which his individual right to claim any benefit under the Plan is particularly involved. In any case in which a Committee member is so disqualified to act and the remaining members cannot agree, the Directors


                                     XIII-1
shall appoint a temporary substitute member to exercise all the powers of the disqualified member concerning the matter in which he is disqualified.

         13.6 COMPENSATION AND BONDING. The members of the Committee shall not receive compensation with respect to their services for the Committee. To the extent required by the Act or other applicable law, or required by the Company, members of the Committee shall furnish bond or security for the performance of their duties hereunder.

         13.7 COMMITTEE POWERS AND DUTIES. The Committee shall supervise the administration and enforcement of the Plan according to the terms and provisions hereof and shall have all powers necessary to accomplish these purposes, including, but not by way of limitation, the right, power, authority, and duty:

                  (a) To make rules, regulations, and bylaws for the administration of the Plan that are not inconsistent with the terms and provisions hereof, provided such rules, regulations, and bylaws are evidenced in writing and copies thereof are delivered to the Trustee and to the Company, and to enforce the terms of the Plan and the rules and regulations promulgated thereunder by the Committee;

                  (b) To construe in its discretion all terms, provisions, conditions, and limitations of the Plan, and, in all cases, the construction necessary for the Plan to qualify under the applicable provisions of the Code shall control;

                  (c) To correct any defect or to supply any omission or to reconcile any inconsistency that may appear in the Plan in such manner and to such extent as it shall deem expedient in its discretion to effectuate the purposes of the Plan;

                  (d) To employ and compensate such accountants, attorneys, investment advisors, and other agents, employees, and independent contractors as the Committee may deem necessary or advisable for the proper and efficient administration of the Plan;

                  (e) To determine in its discretion all questions relating to eligibility;

                  (f) To make a determination in its discretion as to the right of any person to a benefit under the Plan and to prescribe procedures to be followed by distributees in obtaining benefits hereunder;

                  (g) To prepare, file, and distribute, in such manner as the Committee determines to be appropriate, such information and material as is required by the reporting and disclosure requirements of the Act;

                  (h) To furnish the Employer any information necessary for the preparation of such Employer's tax return or other information that the Committee determines in its discretion is necessary for a legitimate purpose;


                                     XIII-2

                  (i) To require and obtain from the Employer and the Participants any information or data that the Committee determines is necessary for the proper administration of the Plan;

                  (j) To instruct the Trustee as to the loans to Participants pursuant to the provisions of Article XII;

                  (k) To establish or designate Investment Funds as investment options as provided in Article V;

                  (l) To appoint investment managers pursuant to Section 15.5;

                  (m) To instruct the Trustee as to the voting of shares of Company Stock and as to the response to a tender or exchange offer for shares of Company Stock held in the Trust Fund to the extent timely direction as to such voting or response is not received from the Participant to whose Accounts such shares are allocated; and

                  (n) To receive and review reports from the Trustee and from investment managers as to the financial condition of the Trust Fund, including its receipts and disbursements.

         13.8 EMPLOYER TO SUPPLY INFORMATION. The Employer shall supply full and timely information to the Committee, including, but not limited to, information relating to each Participant's Compensation, age, retirement, death, or other cause of termination of employment and such other pertinent facts as the Committee may require. The Employer shall advise the Trustee of such of the foregoing facts as are deemed necessary for the Trustee to carry out the Trustee's duties under the Plan. When making a determination in connection with the Plan, the Committee shall be entitled to rely upon the aforesaid information furnished by the Employer.

         13.9 INDEMNIFICATION. The Company shall indemnify and hold harmless each member of the Committee and each Employee who is a delegate of the Committee against any and all expenses and liabilities arising out of his administrative functions or fiduciary responsibilities, including any expenses and liabilities that are caused by or result from an act or omission constituting the negligence of such individual in the performance of such functions or responsibilities, but excluding expenses and liabilities that are caused by or result from such individual's own gross negligence or willful misconduct. Expenses against which such individual shall be indemnified hereunder shall include, without limitation, the amounts of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted or a proceeding brought or settlement thereof.


                                     XIII-3

                                      XIV.

                    TRUSTEE AND ADMINISTRATION OF TRUST FUND


         14.1 APPOINTMENT, RESIGNATION, REMOVAL, AND REPLACEMENT OF TRUSTEE. The Trustee

shall be appointed, removed, and replaced by and in the sole discretion of the Directors. The Trustee shall be the "named fiduciary" with respect to investment of the Trust Fund's assets.

         14.2 TRUST AGREEMENT. As of the Effective Date, the Trustee is Chase Manhattan Bank, and the Trust Agreement is contained in Article X of Twentieth Century Defined Contribution Master Plan (basic plan document #03). The Directors intend to replace Chase Manhattan Bank, as Trustee, with UMB Bank, N.A. and to enter into a separate Trust Agreement with such successor Trustee. Such separate Trust Agreement shall replace Article X of Twentieth Century Defined Contribution Master Plan (basic plan document #03) as the Trust Agreement upon execution by the parties thereto. The administration of the assets of the Plan and the duties, obligations, and responsibilities of the Trustee shall be governed by the Trust Agreement. The Trust Agreement may be amended from time to time as the Company deems advisable in order to effectuate the purposes of the Plan. The Trust Agreement is incorporated herein by reference and thereby made a part of the Plan.

         14.3 PAYMENT OF EXPENSES. All expenses incident to the administration of the Plan and Trust, including but not limited to, legal, accounting, Trustee fees, direct expenses of the Employer and the Committee in the administration of the Plan, and the cost of furnishing any bond or security required of the Committee shall be paid by the Trustee from the Trust Fund, and, until paid, shall constitute a claim against the Trust Fund which is paramount to the claims of Participants and beneficiaries; provided, however, that (a) the obligation of the Trustee to pay such expenses from the Trust Fund shall cease to exist to the extent such expenses are paid by the Employer and (b) in the event the Trustee's compensation is to be paid, pursuant to this Section, from the Trust Fund, any individual serving as Trustee who already receives full-time pay from an employer or an association of employers whose employees are participants in the Plan, or from an employee organization whose members are participants in the Plan, shall not receive any additional compensation for serving as Trustee. This Section shall be deemed to be a part of any contract to provide for expenses of Plan and Trust administration, whether or not the signatory to such contract is, as a matter of convenience, the Employer.

         14.4 TRUST FUND PROPERTY. All income, profits, recoveries, contributions, forfeitures, and any and all moneys, securities, and properties of any kind at any time received or held by the Trustee hereunder shall be held for investment purposes as a commingled Trust Fund. The Committee shall maintain Accounts in the name of each Participant, but the maintenance of an Account designated as the Account of a Participant shall not mean that such Participant shall have a greater or lesser interest than that due him by operation of the Plan and shall not be considered as segregating any funds or property from any other funds or property contained in the commingled fund. No Participant shall have any title to any specific asset in the Trust Fund.


                                      XIV-1

         14.5 DISTRIBUTIONS FROM PARTICIPANTS' ACCOUNTS. Distributions from a Participant's Accounts shall be made by the Trustee only if, when, and in the amount and manner directed in writing by the Committee. Any distribution made to a Participant or for his benefit shall be debited to such Participant's Account or Accounts. All distributions hereunder shall be made in cash except as otherwise specifically provided herein.

         14.6 PAYMENTS SOLELY FROM TRUST FUND. All benefits payable under the Plan shall be paid or provided for solely from the Trust Fund, and neither the Employer nor the Trustee assumes any liability or responsibility for the adequacy thereof. The Committee or the Trustee may require execution and delivery of such instruments as are deemed necessary to assure proper payment of any benefits.

         14.7 NO BENEFITS TO THE EMPLOYER. No part of the corpus or income of the Trust Fund shall be used for any purpose other than the exclusive purpose of providing benefits for the Participants and their beneficiaries and of defraying reasonable expenses of administering the Plan. Anything to the contrary herein notwithstanding, the Plan shall not be construed to vest any rights in the Employer other than those specifically given hereunder.


                                      XIV-2

                                       XV.

                              FIDUCIARY PROVISIONS

         15.1 ARTICLE CONTROLS. This Article shall control over any contrary, inconsistent or ambiguous provisions contained in the Plan.

         15.2 GENERAL ALLOCATION OF FIDUCIARY DUTIES. Each fiduciary with respect to the Plan shall have only those specific powers, duties, responsibilities and obligations as are specifically given him under the Plan. The Directors shall have the sole authority to appoint and remove the Trustee and members of the Committee. Except as otherwise specifically provided herein, the Company and the Committee shall have the sole responsibility for the administration of the Plan, which responsibility is specifically described herein. Except as otherwise specifically provided herein and in the Trust Agreement, the Trustee shall have the sole responsibility for the administration, investment, and management of the assets held under the Plan. It is intended under the Plan that each fiduciary shall be responsible for the proper exercise of his own powers, duties, responsibilities, and obligations hereunder and shall not be responsible for any act or failure to act of another fiduciary except to the extent provided by law or as specifically provided herein.

         15.3 FIDUCIARY DUTY. Each fiduciary under the Plan, including, but not limited to, the Company and the Trustee as "named fiduciaries," shall discharge his duties and responsibilities with respect to the Plan:

                  (a) Solely in the interest of the Participants, for the exclusive purpose of providing benefits to Participants and their beneficiaries and of defraying reasonable expenses of administering the Plan;

                  (b) With the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

                  (c) By diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is prudent not to do so; and

                  (d) In accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with applicable law.

No fiduciary shall cause the Plan or Trust Fund to enter into a "prohibited transaction" as provided in section 4975 of the Code or section 406 of the Act.

         15.4 DELEGATION AND ALLOCATION OF FIDUCIARY DUTIES. The Committee may appoint subcommittees, individuals or any other agents as it deems advisable and may delegate to any of such appointees any or all of the powers and duties of the Committee. Such appointment and delegation must specify in writing the powers or duties being delegated, and must be accepted in writing by the delegatee. Upon such appointment, delegation and acceptance, the delegating Committee members shall have no liability for the acts or omissions of any such delegatee, as long as the delegating Committee members do not violate any fiduciary responsibility in making or continuing such delegation.

         15.5 INVESTMENT MANAGER. The Committee may, in its sole discretion, appoint an "investment manager," with power to manage, acquire or dispose of any asset of the Plan and to direct the Trustee in this regard, so long as:

                  (a) The investment manager is (1) registered as an investment adviser under the Investment Advisers Act of 1940, (2) not registered as an investment adviser under such act by reason of paragraph (1) of section 203A(a) of such act, is registered as an investment adviser under the laws of the state (referred to in such paragraph (1)) in which it maintains its principal office and place of business, and, at the time it last filed the registration form most recently filed by it with such state in order to maintain its registration under the laws of such state, also filed a copy of such form with the Secretary of Labor,
         (3) a bank, as defined in the Investment Advisers Act of 1940, or (4) an insurance company qualified to do business under the laws of more than one state; and

                  (b) Such investment manager acknowledges in writing that he is a fiduciary with respect to the Plan.

Upon such appointment, the Committee shall not be liable for the acts of the investment manager, as long as the Committee members do not violate any fiduciary responsibility in making or continuing such appointment. The Trustee shall follow the directions of such investment manager and shall not be liable for the acts or omissions of such investment manager. The investment manager may be removed by the Committee at any time and within the Committee's sole discretion.

                                      XVI.

                                   AMENDMENTS

         16.1 RIGHT TO AMEND. Subject to Section 16.2 and any other limitations contained in the Act or the Code, the Directors may from time to time amend, in whole or in part, any or all of the provisions of the Plan on behalf of the Company and all Employers. Specifically, but not by way of limitation, the Directors may make any amendment necessary to acquire and maintain a qualified status for the Plan under the Code, whether or not retroactive; provided, however, that amendments to the Plan which do not have a significant cost impact on the Employer and amendments necessary to acquire and maintain a qualified status for the Plan under the Code, whether or not retroactive, may be made by the Committee.

         16.2 LIMITATION ON AMENDMENTS. No amendment of the Plan shall be made that would vest in the Employer, directly or indirectly, any interest in or control of the Trust Fund. No amendment shall be made that would vary the Plan's exclusive purpose of providing benefits to Participants and their beneficiaries and of defraying reasonable expenses of administering the Plan or that would permit the diversion of any part of the Trust Fund from that exclusive purpose. No amendment shall be made that would reduce any then nonforfeitable interest of a Participant. No amendment shall increase the duties or responsibilities of the Trustee unless the Trustee consents thereto in writing.


                                      XVI-1

                                      XVII.

                  DISCONTINUANCE OF CONTRIBUTIONS, TERMINATION,
                PARTIAL TERMINATION, AND MERGER OR CONSOLIDATION

         17.1 RIGHT TO DISCONTINUE CONTRIBUTIONS, TERMINATE, OR PARTIALLY TERMINATE. The Employer has established the Plan with the bona fide intention and expectation that from year to year it will be able to, and will deem it advisable to, make its contributions as herein provided. However, the Directors realize that circumstances not now foreseen, or circumstances beyond its control, may make it either impossible or inadvisable for the Employer to continue to make its contributions to the Plan. Therefore, the Directors shall have the power to discontinue contributions to the Plan, terminate the Plan, or partially terminate the Plan at any time hereafter. Each member of the Committee and the Trustee shall be notified of such discontinuance, termination, or partial termination.

         17.2 PROCEDURE IN THE EVENT OF DISCONTINUANCE OF CONTRIBUTIONS, TERMINATION, OR PARTIAL TERMINATION.

                  (a) If the Plan is amended so as to permanently discontinue Employer Contributions, or if Employer Contributions are in fact permanently discontinued, the Vested Interest of each affected Participant shall be 100%, effective as of the date of discontinuance. In case of such discontinuance, the Committee shall remain in existence and all other provisions of the Plan that are necessary, in the opinion of the Committee, for equitable operation of the Plan shall remain in force.

                  (b) If the Plan is terminated or partially terminated, the Vested Interest of each affected Participant shall be 100%, effective as of the termination date or partial termination date, as applicable. Unless the Plan is otherwise amended prior to dissolution of the Company, the Plan shall terminate as of the date of dissolution of the Company.

                  (c) Upon discontinuance of contributions, termination, or partial termination, any previously unallocated contributions, forfeitures, and net income (or net loss) shall be allocated among the Accounts of the Participants on such date of discontinuance, termination, or partial termination according to the provisions of Article IV. Thereafter, the net income (or net loss) shall continue to be allocated to the Accounts of the Participants until the balances of the Accounts are distributed.

                  (d) In the case of a termination or partial termination of the Plan, and in the absence of a Plan amendment to the contrary, the Trustee shall pay the balance of the Accounts of a Participant for whom the Plan is so terminated, or who is affected by such partial termination, to such Participant, subject to the time of payment, form of payment, and consent provisions of
Article X.

         17.3 MERGER, CONSOLIDATION, OR TRANSFER. This Plan and Trust Fund may not merge or consolidate with, or transfer its assets or liabilities to, any other plan, unless immediately thereafter


                                     XVII-1
each Participant would, in the event such other plan terminated, be entitled to a benefit which is equal to or greater than the benefit to which he would have been entitled if the Plan were terminated immediately before the merger, consolidation, or transfer.


                                     XVII-2

                                     XVIII.

                             PARTICIPATING EMPLOYERS

         18.1     DESIGNATION OF OTHER EMPLOYERS.

                  (a) The Committee may designate any entity or organization eligible by law to participate in the Plan and the Trust as an Employer by written instrument delivered to the Secretary of the Company, the Trustee, and the designated Employer. Such written instrument shall specify the effective date of such designated participation, may incorporate specific provisions relating to the operation of the Plan that apply to the designated Employer only and shall become, as to such designated Employer and its Employees, a part of the Plan.

                  (b) Each designated Employer shall be conclusively presumed to have consented to its designation and to have agreed to be bound by the terms of the Plan and Trust Agreement and any and all amendments thereto upon its submission of information to the Committee required by the terms of or with respect to the Plan or upon making a contribution to the Trust Fund pursuant to the terms of the Plan; provided, however, that the terms of the Plan may be modified so as to increase the obligations of an Employer only with the consent of such Employer, which consent shall be conclusively presumed to have been given by such Employer upon its submission of any information to the Committee required by the terms of or with respect to the Plan or upon making a contribution to the Trust Fund pursuant to the terms of the Plan following notice of such modification.

                  (c) The provisions of the Plan and the Trust Agreement shall apply separately and equally to each Employer and its Employees in the same manner as is expressly provided for the Company and its Employees, except that the power to appoint or otherwise affect the Committee or the Trustee and the power to amend or terminate the Plan and Trust Agreement shall be exercised by the Directors, or by the Committee, if applicable, alone and, in the case of Employers which are Controlled Entities, Employer Discretionary Contributions to be allocated pursuant to Section 4.2(d) shall be allocated on an aggregate basis among the Participants employed by all Employers; provided, however, that each Employer shall contribute to the Trust Fund its share of the total Employer Discretionary Contribution for a Plan Year based on the Participants in its employ during such Plan Year.

                  (d) Transfer of employment among Employers shall not be considered a termination of employment hereunder, and an Hour of Service with one shall be considered as an Hour of Service with all others.

                  (e) Any Employer may, by appropriate action of its Board of Directors or noncorporate counterpart that is communicated in writing to the Secretary of the Company, the Trustee, and to the Committee, terminate its participation in the Plan and the Trust. Moreover, the Committee may, in its discretion, terminate an Employer's Plan and Trust participation at any time


                                     XVIII-1
by written instrument delivered to the Secretary of the Company, the Trustee, and the designated Employer.

         18.2 SINGLE PLAN. For purposes of the Code and the Act, the Plan as adopted by the Employers shall constitute a single plan rather than a separate plan of each Employer. All assets in the Trust Fund shall be available to pay benefits to all Participants and their beneficiaries.


                                     XVIII-2

                                      XIX.

                            MISCELLANEOUS PROVISIONS

         19.1 NOT CONTRACT OF EMPLOYMENT. The adoption and maintenance of the Plan shall not be deemed to be a contract between the Employer and any person or to be consideration for the employment of any person. Nothing herein contained shall be deemed to give any person the right to be retained in the employ of the Employer or to restrict the right of the Employer to discharge any person at any time nor shall the Plan be deemed to give the Employer the right to require any person to remain in the employ of the Employer or to restrict any person's right to terminate his employment at any time.

         19.2 ALIENATION OF INTEREST FORBIDDEN. Except as otherwise provided with respect to "qualified domestic relations orders" and certain judgments and settlements pursuant to section 206(d) of the Act and sections 401(a)(13) and 414(p) of the Code and except as otherwise provided under other applicable law, no right or interest of any kind in any benefit shall be transferable or assignable by any Participant or any beneficiary or be subject to anticipation, adjustment, alienation, encumbrance, garnishment, attachment, execution, or levy of any kind. Plan provisions to the contrary notwithstanding, the Committee shall comply with the terms and provisions of any "qualified domestic relations order," including an order that requires distributions to an alternate payee prior to a Participant's "earliest retirement age" as such term is defined in section 206(d)(3)(E)(ii) of the Act and section 414(p)(4)(B) of the Code, and shall establish appropriate procedures to effect the same.

         19.3 UNIFORMED SERVICES EMPLOYMENT AND REEMPLOYMENT RIGHTS ACT REQUIREMENTS. Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Code.

         19.4 PAYMENTS TO MINORS AND INCOMPETENTS. If a Participant or beneficiary entitled to receive a benefit under the Plan is a minor or is determined by the Committee in its discretion to be incompetent or is adjudged by a court of competent jurisdiction to be legally incapable of giving valid receipt and discharge for a benefit provided under the Plan, the Committee may pay such benefit to the duly appointed guardian or conservator of such Participant or beneficiary for the account of such Participant or beneficiary. If no guardian or conservator has been appointed for such Participant or beneficiary, the Committee may pay such benefit to any third party who is determined by the Committee, in its sole discretion, to be authorized to receive such benefit for the account of such Participant or beneficiary. Such payment shall operate as a full discharge of all liabilities and obligations of the Committee, the Trustee, the Employer, and any fiduciary of the Plan with respect to such benefit.


                                      XIX-1

         19.5 ACQUISITION AND HOLDING OF COMPANY STOCK. The Plan is specifically authorized to acquire and hold up to 100% of its assets in Company Stock so long as Company Stock is a "qualifying employer security," as such term is defined in
Section 407(d)(5) of the Act.

         19.6 PARTICIPANT'S ADDRESS. It shall be the affirmative duty of each Participant to inform the Committee of, and to keep on file with the Committee, his current mailing address and the current mailing address of his designated beneficiary. If a Participant fails to keep the Committee informed of his current mailing address and the current mailing address of his designated beneficiary, neither the Committee, the Trustee, the Employer, nor any fiduciary under the Plan shall be responsible for any late or lost payment of a benefit or for failure of any notice to be provided timely under the terms of the Plan.

         19.7 SEVERABILITY. If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof. In such case, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

         19.8 JURISDICTION. The situs of the Plan hereby created is Texas. All provisions of the Plan shall be construed in accordance with the laws of Texas except to the extent preempted by federal law.


                                      XIX-2

                                       XX.

                                TOP-HEAVY STATUS

         20.1 ARTICLE CONTROLS. Any Plan provisions to the contrary notwithstanding, the provisions of this Article shall control to the extent required to cause the Plan to comply with the requirements imposed under section 416 of the Code.

         20.2 DEFINITIONS. For purposes of this Article, the following terms and phrases shall have these respective meanings:

                  (a) ACCOUNT BALANCE: As of any Valuation Date, the aggregate amount credited to an individual's account or accounts under a qualified defined contribution plan maintained by the Employer or a Controlled Entity (excluding employee contributions that were deductible within the meaning of section 219 of the Code and rollover or transfer contributions made after December 31, 1983, by or on behalf of such individual to such plan from another qualified plan sponsored by an entity other than the Employer or a Controlled Entity), increased by (1) the aggregate distributions made to such individual from such plan during a five-year period ending on the Determination Date and (2) the amount of any contributions due as of the Determination Date immediately following such Valuation Date.

                  (b) ACCRUED BENEFIT: As of any Valuation Date, the present value (computed on the basis of the Assumptions) of the cumulative accrued benefit (excluding the portion thereof that is attributable to employee contributions that were deductible pursuant to section 219 of the Code, to rollover or transfer contributions made after December 31, 1983, by or on behalf of such individual to such plan from another qualified plan sponsored by an entity other than the Employer or a Controlled Entity, to proportional subsidies or to ancillary benefits) of an individual under a qualified defined benefit plan maintained by the Employer or a Controlled Entity increased by (1) the aggregate distributions made to such individual from such plan during a five-year period ending on the Determination Date and (2) the estimated benefit accrued by such individual between such Valuation Date and the Determination Date immediately following such Valuation Date. Solely for the purpose of determining top-heavy status, the Accrued Benefit of an individual shall be determined under (1) the method, if any, that uniformly applies for accrual purposes under all qualified defined benefit plans maintained by the Employer and the Controlled Entities or
         (2) if there is no such method, as if such benefit accrued not more rapidly than under the slowest accrual rate permitted under section 411(b)(1)(C) of the Code.

                  (c) AGGREGATION GROUP: The group of qualified plans maintained by the Employer and each Controlled Entity consisting of (1) each plan in which a Key Employee participates and each other plan that enables a plan in which a Key Employee participates to meet the requirements of section 401(a)(4) or 410 of the Code or (2) each plan in which a Key Employee participates, each other plan that enables a plan in which a Key Employee participates to meet the requirements of section 401(a)(4) or 410 of the Code and any other plan that the Employer elects to include as a part of such group; provided, however, that the Employer may elect to include a plan in such group only if the group will continue to meet the requirements of sections 401(a)(4) and 410 of the Code with such plan being taken into account.

                  (d) ASSUMPTIONS: The interest rate and mortality assumptions specified for top-heavy status determination purposes in any defined benefit plan included in the Aggregation Group which includes the Plan.

                  (e) DETERMINATION DATE: For the first Plan Year of any plan, the last day of such Plan Year and for each subsequent Plan Year of such plan, the last day of the preceding Plan Year.

                  (f) KEY EMPLOYEE: A "key employee" as defined in section 416(i) of the Code and the Treasury regulations thereunder.

                  (g) PLAN YEAR: With respect to any plan, the annual accounting period used by such plan for annual reporting purposes.

                  (h) REMUNERATION: 415 Compensation as defined in Section 4.5(a)(2).

                  (i) VALUATION DATE: With respect to any Plan Year of any defined contribution plan, the most recent date within the twelve-month period ending on a Determination Date as of which the trust fund established under such plan was valued and the net income (or loss) thereof allocated to participants' accounts. With respect to any Plan Year of any defined benefit plan, the most recent date within a twelve-month period ending on a Determination Date as of which the plan assets were valued for purposes of computing plan costs for purposes of the requirements imposed under section 412 of the Code.

         20.3     TOP-HEAVY STATUS.

                  (a) The Plan shall be deemed to be top-heavy for a Plan Year if, as of the Determination Date for such Plan Year, (1) the sum of Account Balances of Participants who are Key Employees exceeds 60% of the sum of Account Balances of all Participants unless an Aggregation Group including the Plan is not top-heavy or (2) an Aggregation Group including the Plan is top-heavy. An Aggregation Group shall be deemed to be top-heavy as of a Determination Date if the sum (computed in accordance with section 416(g)(2)(B) of the Code and the Treasury regulations promulgated thereunder) of (1) the Account Balances of Key Employees under all defined contribution plans included in the Aggregation Group and (2) the Accrued Benefits of Key Employees under all defined benefit plans included in the Aggregation Group exceeds 60% of the sum of the Account Balances and the Accrued Benefits of all individuals under such plans. Notwithstanding the foregoing, the Account Balances and Accrued Benefits of individuals who are not Key Employees in any Plan Year but who were Key Employees in any prior Plan Year shall not be considered in determining the top-heavy status of the Plan for such Plan Year. Further, notwithstanding the foregoing, the Account Balances and Accrued Benefits of individuals who have not performed services for the Employer or any Controlled Entity at any time during the five-year period ending on the applicable Determination Date shall not be considered.

                  (b) If the Plan is determined to be top-heavy for a Plan Year, the Employer shall contribute to the Plan for such Plan Year on behalf of each Participant who is not a Key Employee and who has not terminated his employment as of the last day of such Plan Year an amount equal to:

                           (1) The lesser of (A) 3% of such Participant's Remuneration for such Plan Year or (B) a percent of such Participant's Remuneration for such Plan Year equal to the greatest percent determined by dividing for each Key Employee the amounts allocated to such Key Employee's Before-Tax Account and Employer Contribution Account for such Plan Year by such Key Employee's Remuneration; reduced by

                           (2) The amount of Employer Discretionary
         Contributions allocated to such Participant's Accounts for such Plan Year.

The minimum contribution required to be made for a Plan Year pursuant to this Paragraph for a Participant employed on the last day of such Plan Year shall be made regardless of whether such Participant is otherwise ineligible to receive an allocation of the Employer's contributions for such Plan Year. Notwithstanding the foregoing, if the Plan is deemed to be top-heavy for a Plan Year, the Employer's contribution for such Plan Year pursuant to this Paragraph shall be increased by substituting "4%" in lieu of "3%" in Clause (1) hereof to the extent that the Directors determine to so increase such contribution to comply with the provisions of section 416(h)(2) of the Code. Notwithstanding the foregoing, no contribution shall be made pursuant to this Paragraph for a Plan Year with respect to a Participant who is a participant in another defined contribution plan sponsored by the Employer or a Controlled Entity if such Participant receives under such other defined contribution plan (for the plan year of such plan ending with or within the Plan Year of the Plan) a contribution which is equal to or greater than the minimum contribution required by section 416(c)(2) of the Code. Notwithstanding the foregoing, no contribution shall be made pursuant to this Paragraph for a Plan Year with respect to a Participant who is a participant in a defined benefit plan sponsored by the Employer or a Controlled Entity if such Participant accrues under such defined benefit plan (for the plan year of such plan ending with or within the Plan Year of this Plan) a benefit that is at least equal to the benefit described in section 416(c)(1) of the Code. If the preceding sentence is not applicable, the requirements of this Paragraph shall be met by providing a minimum benefit under such defined benefit plan which, when considered with the benefit provided under the Plan as an offset, is at least equal to the benefit described in section 416(c)(1) of the Code.

         20.4 TERMINATION OF TOP-HEAVY STATUS. If the Plan has been deemed to be top-heavy for one or more Plan Years and thereafter ceases to be top-heavy, the provisions of this Article shall cease to apply to the Plan effective as of the Determination Date on which it is determined no longer to be top-heavy.

         20.5 EFFECT OF ARTICLE. Notwithstanding anything contained herein to the contrary, the provisions of this Article shall automatically become inoperative and of no effect to the extent not required by the Code or the Act.

         EXECUTED this      day of            , 19     .
                       ----        -----------    -----


                                      NATIONAL TANK COMPANY



                                      By:
                                          --------------------------------

                                   APPENDIX A

         This Appendix A shall apply to the Grandfathered Accounts of Participants in lieu of certain otherwise applicable provisions of the Plan. To the extent the provisions of this Appendix A conflict with other provisions of the Plan, this Appendix A shall control with respect to the Grandfathered Accounts of Participants.

         1. DEFINITIONS. For purposes of this Appendix A, the following definitions shall apply:

         (a) ANNUITY STARTING DATE: With respect to each Cynara Plan Participant or a beneficiary of a Cynara Plan Participant, the first day of the first period for which an amount is payable to such Cynara Plan Participant or beneficiary from the Trust Fund as an annuity or in any other form.

         (b) CYNARA PLAN PARTICIPANT: A Participant in the Cynara Plan on December 31, 1998.

         (c) ELIGIBLE SURVIVING SPOUSE: (1) In the case of a Cynara Plan Participant who is living on his Annuity Starting Date, the spouse to whom the deceased Cynara Plan Participant was married on his Annuity Starting Date and (2) in the case of an Cynara Plan Participant who dies before his Annuity Starting Date, the spouse to whom the deceased Cynara Plan Participant was married on the date of his death.

         (d) GRANDFATHERED ACCOUNTS: The portion of a Cynara Plan Participant's Accounts that were transferred to the Plan from the Cynara Plan, including net income (or net loss) credited thereto after such transfer.

         2. DEATH BENEFITS. The following Article IX shall apply with respect to the Grandfathered Accounts of Cynara Plan Participants in lieu of Article IX of the Plan.

                                       IX.

                                 DEATH BENEFITS

         Upon the death of a Cynara Plan Participant while an Employee, the Cynara Plan Participant's designated beneficiary shall be entitled to a death benefit, payable at the time and in the form provided in Article X, equal to the value of the Cynara Plan Participant's Grandfathered Accounts on the Cynara Plan Participant's Annuity Starting Date. Any contribution allocable to a Cynara Plan Participant's Grandfathered Accounts after his Annuity Starting Date shall be distributed, if his benefit was paid in a lump sum, or used to increase his payments, if his benefit is being paid on a periodic basis, as soon as administratively feasible after the date that such contribution is paid to the Trust Fund.


                                  Appendix A-1

         3. TIME AND MANNER OF PAYMENT OF BENEFITS. The following Sections 10.1A, 10.1B, 10.2A, 10.2B, and 10.2C shall apply with respect to the Grandfathered Accounts of the Cynara Plan Participants in lieu of Sections 10.1 and 10.2 of the Plan:

         10.1A    DETERMINATION OF ANNUITY STARTING DATE.

                  (a) Subject to the provisions of the remaining Paragraphs of this Section, a Cynara Plan Participant's Annuity Starting Date shall be the date that is as soon as administratively feasible after the date the Cynara Plan Participant or his beneficiary becomes entitled to a benefit pursuant to Article VI, VII, VII, or IX, but in any event a Cynara Plan Participant's benefit hereunder shall commence no earlier than the expiration of the seven-day period that begins the day after the information required to be furnished pursuant to
Section 10.1B(c) has been furnished to the Cynara Plan Participant.

                  (b) Unless a Cynara Plan Participant (1) has attained age sixty-five, (2) has died (A) without leaving an Eligible Surviving Spouse or (B) with an election in effect, pursuant to Section 10.2A(b), not to receive the standard death benefit set forth in Section 10.2A(a) or (3) consents to a distribution pursuant to Paragraph (a) (and, if such Cynara Plan Participant has an Eligible Surviving Spouse, unless such Eligible Surviving Spouse consents (with such consent being irrevocable) in accordance with the requirements of section 417 of the Code and applicable Treasury Regulations thereunder) within the ninety-day period ending on the date payment of his benefit hereunder is to commence pursuant to Paragraph (a), his Annuity Starting Date shall be deferred to the date which is as soon as administratively feasible after the date the Cynara Plan Participant attains (or would have attained) age sixty-two, or such earlier date as the Cynara Plan Participant (with the consent of his Eligible Surviving Spouse, if applicable) may elect prior to such date. Consent of the Cynara Plan Participant's Eligible Surviving Spouse under this Paragraph shall not be required if the Cynara Plan Participant's benefit is to be paid in the form of the standard benefit described in Section 10.1B(a). The Committee shall furnish information pertinent to his consent to each Cynara Plan Participant no less than thirty days (unless such thirty-day period is waived by an affirmative election in accordance with applicable Treasury Regulations) and no more than ninety days before his Annuity Starting Date, and the furnished information shall include a general description of the material features of, and an explanation of the relative values of, the alternative forms of benefit available under the Plan and must inform the Cynara Plan Participant of his right to defer his Annuity Starting Date and of his transfer right pursuant to
Section 10.3, if applicable. In the case of a married Cynara Plan Participant who dies before his Annuity Starting Date without electing not to receive the standard death benefit set forth in Section 10.2A(a), the consent and election set forth in this Paragraph may be made by his Eligible Surviving Spouse.

                  (c) A Cynara Plan Participant's Annuity Starting Date shall in no event be later than the sixtieth day following the close of the Plan Year during which such Cynara Plan Participant attains, or would have attained, his Normal Retirement Date or, if later, terminates his employment with the Employer or a Controlled Entity.


                                  Appendix A-2

                  (d) A Cynara Plan Participant's Annuity Starting Date shall be in compliance with the provisions of section 401(a)(9) of the Code and applicable Treasury regulations thereunder and shall in no event be later than:

                           (1) For Cynara Plan Participants attaining age
                  seventy and one-half before January 1, 1999, April 1 of the calendar year following the calendar year in which such Cynara Plan Participant attains the age of seventy and one-half;

                           (2) For Cynara Plan Participants attaining age
                  seventy and one-half after December 31, 1998, April 1 of the calendar year following the later of (A) the calendar year in which such Cynara Plan Participant attains the age of seventy and one-half or (B) the calendar year in which such Cynara Plan Participant terminates his employment with the Employer (provided, however, that clause (B) of this sentence shall not apply in the case of a Cynara Plan Participant who is a "five-percent owner" (as defined in section 416 of the Code) with respect to the Plan Year ending in the calendar year in which such Cynara Plan Participant attains the age of seventy and one-half); and

                           (3) In the case of a benefit payable pursuant to
                  Article IX, (A) if payable to other than the Cynara Plan Participant's spouse, the last day of the one-year period following the death of such Cynara Plan Participant or (B) if payable to the Cynara Plan Participant's spouse, after the date upon which such Cynara Plan Participant would have attained the age of seventy and one-half, unless such surviving spouse dies before payments commence, in which case the Annuity Starting Date may not be deferred beyond the last day of the one-year period following the death of such surviving spouse.

The provisions of this Section notwithstanding, a Cynara Plan Participant may not elect to defer the receipt of his benefit hereunder to the extent that such deferral creates a death benefit that is more than incidental within the meaning of section 401(a)(9)(G) of the Code and applicable Treasury regulations thereunder. Further, in determining compliance with the provisions of section 401(a)(9) of the Code, the life expectancies of the Cynara Plan Participant and the Cynara Plan Participant's spouse shall not be recalculated.

                  (e) Subject to the provisions of Paragraph (d), a Cynara Plan Participant's Annuity Starting Date shall not occur unless the Article VI, VII, VIII or IX event entitling the Cynara Plan Participant (or his beneficiary) to a benefit constitutes a distributable event described in section 401(k)(2)(B) of the Code and shall not occur while the Cynara Plan Participant is employed by the Employer or any Controlled Entity (irrespective of whether the Cynara Plan Participant has become entitled to a distribution of his benefit pursuant to
Article VI, VII, VIII or IX).

                  (f) Paragraphs (a), (b), and (c) above notwithstanding, but subject to the provisions of Paragraph (d) above, a Cynara Plan Participant, other than a Cynara Plan Participant whose Vested Interest in his Accounts is not in excess of $5,000, and the beneficiary of such a


                                  Appendix A-3

Cynara Plan Participant who dies prior to his Benefit Commencement Date must file a claim for benefits in the manner prescribed by the Committee before payment of his benefits will commence.

         10.1B    STANDARD AND ALTERNATIVE BENEFITS FOR CYNARA PLAN
PARTICIPANTS.

                  (a) For purposes of Article VI, VII or VIII, the standard benefit for any Cynara Plan Participant who is married on his Annuity Starting Date shall be a joint and survivor annuity. Such joint and survivor annuity shall be a commercial annuity which is payable for the life of the Cynara Plan Participant with a survivor annuity for the life of the Cynara Plan Participant's Eligible Surviving Spouse which shall be one-half of the amount of the annuity payable during the joint lives of the Cynara Plan Participant and the Cynara Plan Participant's Eligible Surviving Spouse. The standard benefit for any Cynara Plan Participant who is not married on his Annuity Starting Date shall be a commercial annuity which is payable for the life of the Cynara Plan Participant.

                  (b) Any Cynara Plan Participant who would otherwise receive the standard benefit may elect not to take his benefit in such form by executing the form prescribed by the Committee for such election during the election period described in Paragraph (c) below. Any election may be revoked and subsequent elections may be made or revoked at any time during such election period. Notwithstanding the foregoing, an election by a married Cynara Plan Participant not to receive the standard benefit as provided in Paragraph (a) above shall not be effective unless (1) the Eligible Surviving Spouse has consented thereto in writing (including consent to the specific designated beneficiary to receive payments following the Cynara Plan Participant's death or to the specific benefit form elected, which designation or election may not subsequently be changed by the Cynara Plan Participant without spousal consent) and such consent acknowledges the effect of such election and is witnessed by a Plan representative (other than the Cynara Plan Participant) or a notary public or (2) such consent of such spouse may not be obtained because the Eligible Surviving Spouse cannot be located or because of other circumstances described by applicable Treasury Regulations. Any such consent by such Eligible Surviving Spouse shall be irrevocable.

                  (c) The Committee shall furnish certain information, pertinent to the Paragraph (b) election, to each Cynara Plan Participant no less than thirty days (unless such thirty- day period is waived by an affirmative election in accordance with applicable Treasury Regulations) and no more than ninety days before his Annuity Starting Date. The furnished information shall include an explanation of (1) the terms and conditions of the standard benefit, (2) the Cynara Plan Participant's right to elect to waive the standard benefit and the effect of such election, (3) the rights of the Cynara Plan Participant's Eligible Surviving Spouse, if any, (4) the right to revoke such election and the effect of such revocation, (5) a general description of the eligibility conditions and other material features of the alternative forms of benefit available pursuant to Paragraph (d) below, and (6) sufficient additional information to explain the relative values of such alternative forms of benefit. The period of time during which a Cynara Plan Participant may make or revoke such election shall be the ninety-day period ending on such Cynara Plan Participant's Annuity Starting Date, provided that such election may also be revoked at any time prior to the expiration of the seven-day period that begins the day after the information required to be furnished pursuant to this Paragraph has been furnished to the Cynara Plan Participant.


                                  Appendix A-4

                  (d) For purposes of Article VI, VII, or VIII, the benefit for any Cynara Plan Participant who has elected not to receive the standard benefit shall be paid in one or more of the following alternative forms to be selected by the Cynara Plan Participant or, in the absence of such selection, in a single lump sum cash payment (notwithstanding the provisions of Section 10.2C(a)); provided, however, that the period and method of payment of any such form shall be in compliance with the provisions of section 401(a)(9) of the Code and applicable Treasury Regulations thereunder:

                           (1) A lump sum.

                           (2) A commercial annuity contract providing for
                  periodic payments for any term certain to such Cynara Plan Participant or, in the event of such Cynara Plan Participant's death before the end of such term certain, to his designated beneficiary.

                           (3) A commercial annuity contract providing a single
                  life annuity for the life of such Cynara Plan Participant.

                           (4) A commercial annuity contract providing an
                  annuity for the life of such Cynara Plan Participant with a survivor annuity for the life of any beneficiary designated by such Cynara Plan Participant which shall be 50%, 662/3%, or 100%, as elected by such Cynara Plan Participant, of the amount of the annuity payable during the joint lives of such Cynara Plan Participant and such beneficiary.

                           (5) A commercial annuity contract providing a single
                  life annuity for the life of such Cynara Plan Participant with a guaranty period of one hundred twenty months. In the event of such Cynara Plan Participant's death before the end of such guaranty period, the remaining payments shall be made to his designated beneficiary.

                           (6) A commercial annuity contract providing monthly
                  payments for the Cynara Plan Participant's life, with a payment to the Cynara Plan Participant's designated beneficiary after the Cynara Plan Participant's death equal to the amount, if any, by which the annuity contract's net purchase price exceeds the total payments received by the Cynara Plan Participant during his life.

                           (7) A partial cash payment in addition to any of the
                  forms of payment described in Paragraphs (2)-(6) above.

                  (e) If a Cynara Plan Participant, who terminated his employment under such circumstances that he was entitled to a benefit pursuant to Article VI, VII or VIII, dies prior to his Annuity Starting Date, the amount of the benefit to which he was entitled shall be paid pursuant to Section 10.2A just as if such Cynara Plan Participant had died while employed by the Employer.

         10.2A    STANDARD AND ALTERNATIVE DEATH BENEFITS.

                  (a) For purposes of Article IX, the standard death benefit for a deceased Cynara Plan Participant who leaves an Eligible Surviving Spouse shall be a survivor annuity. Such survivor


                                  Appendix A-5
annuity shall be a commercial annuity which is payable for the life of such Eligible Surviving Spouse.

                  (b) Any Cynara Plan Participant who would otherwise have his death benefit paid in the standard survivor annuity form may elect not to have his benefit paid in such form by executing the form prescribed by the Committee and filing such form with the Committee, designating a primary beneficiary other than his Eligible Surviving Spouse. Any election may be revoked and subsequent elections may be made or revoked at any time prior to a Cynara Plan Participant's date of death.

                  (c)      Paragraph (b) above to the contrary notwithstanding:

                           (1) An election not to have the death benefit paid in
                  the standard survivor annuity form as provided in Paragraph
                  (a) above shall not be effective unless (A) the Eligible Surviving Spouse has consented thereto in writing and such consent (i) acknowledges the effect of such election, (ii) either consents to the specific designated beneficiary (which designation may not subsequently be changed by the Cynara Plan Participant without spousal consent) or expressly permits such designation by the Cynara Plan Participant without the requirement of further consent by the spouse, and (iii) is witnessed by a Plan representative (other than the Cynara Plan Participant) or a notary public, or (B) the consent of such spouse cannot be obtained because the Eligible Surviving Spouse cannot be located or because of other circumstances described by applicable Treasury Regulations. Any such consent by such Eligible Surviving Spouse shall be irrevocable.

                           (2) An election not to have the death benefit paid in
                  the standard survivor annuity form may be made before the first day of the Plan Year in which a Cynara Plan Participant attains the age of thirty-five only (A) after the Cynara Plan Participant separates from service and only with respect to benefits accrued under the Plan before the date of such separation, or (B) in the case of a Cynara Plan Participant who has not separated from service, if the Cynara Plan Participant has been furnished the information described in Paragraph (d), with such election to become invalid upon the first day of the Plan Year in which the Cynara Plan Participant attains the age of thirty-five, whereupon a new election may be made by such Cynara Plan Participant.

                  (d) The Committee shall furnish certain information, pertinent to the Paragraph (b) election, to each Cynara Plan Participant within the period beginning with the first day of the Plan Year in which he attains the age of thirty-two (but no earlier than the date such Cynara Plan Participant begins participation in the Plan) and ending with the latest of (1) the last day of the Plan Year preceding the Plan Year in which the Cynara Plan Participant attains the age of thirty-five or (2) a reasonable time after the Employee becomes a Cynara Plan Participant. If a Cynara Plan Participant separates from service before attaining age thirty-five, such information shall be furnished to such Cynara Plan Participant within the period beginning one year before the Cynara Plan Participant separates from service and ending one year after such separation. Such information


                                  Appendix A-6
shall also be furnished to a Cynara Plan Participant who has not attained the age of thirty-five or terminated employment, within a reasonable time after written request by such Cynara Plan Participant. The furnished information shall include an explanation of (1) the terms and conditions of the survivor annuity,
(2) the Cynara Plan Participant's right to elect to waive the survivor annuity and the effect of such election, (3) the rights of the Cynara Plan Participant's Eligible Surviving Spouse, (4) the right to revoke such election and the effect of such revocation, (5) a general description of the eligibility conditions and other material features of the alternative forms of benefit available pursuant to Paragraph (f) below, and (6) sufficient additional information to explain the relative value of such alternative forms of benefit.

                  (e) In the event a survivor annuity is to be paid to a Cynara Plan Participant's Eligible Surviving Spouse, such Eligible Surviving Spouse may elect to receive the benefit in one of the alternative forms set forth in
Section 10.2A(f). Within a reasonable time after written request by such Eligible Surviving Spouse, the Committee shall provide to such Eligible Surviving Spouse a written explanation of such survivor annuity form and the alternative forms of payment which may be selected along with the financial effect of each such form.

                  (f) For purposes of Article IX, the death benefit for a deceased Cynara Plan Participant who is not survived by an Eligible Surviving Spouse or who has elected not to have his death benefit paid in the standard survivor annuity form set forth in Section 10.2A(a) shall be paid to his designated beneficiary in one of the following alternative forms to be selected by such beneficiary or, in the absence of such selection, in a lump sum cash payment (notwithstanding the provisions of Section 10.2C(a)); provided, however, that the period and method of payment of any such form shall be in compliance with the provisions of section 401(a)(9) of the Code and applicable Treasury Regulations thereunder:

                           (1) A lump sum.

                           (2) A commercial annuity providing periodic
                  installment payments for any term certain to the designated beneficiary; provided, however, the term certain shall not exceed the life expectancy of the beneficiary. Upon the death of a beneficiary who is receiving installment payments under this Paragraph, the present value of the remaining payments shall be paid as soon as administratively feasible, in one lump sum cash payment, to the beneficiary's executor or administrator or to his heirs at law if there is no administration of such beneficiary's estate.

                           (3) A commercial annuity in the form of a single life
                  annuity for the life of the designated beneficiary.

                  (g) If any beneficiary designated by a Cynara Plan Participant does not survive the Cynara Plan Participant, the interest of such beneficiary shall vest in the designated beneficiary or beneficiaries who do survive the Cynara Plan Participant, if any, but if no designated beneficiary survives the Cynara Plan Participant or if no beneficiary designation is on file with the Committee at the time of the death of the Cynara Plan Participant or such designation is not effective for any


                                  Appendix A-7
reason as determined by the Committee, then the designated beneficiary or beneficiaries to receive the Cynara Plan Participant's benefit hereunder shall be as follows:

                           (1) If a Cynara Plan Participant leaves an Eligible
                  Surviving Spouse, his designated beneficiary shall be such Eligible Surviving Spouse;

                           (2) If a Cynara Plan Participant leaves no Eligible
                  Surviving Spouse, his designated beneficiary shall be (A) such Cynara Plan Participant's estate or (B) his heirs at law if there is no administration of such Cynara Plan Participant's estate.

         10.2B CASH-OUT OF BENEFIT. If a Cynara Plan Participant terminates his employment with the Employer and his Vested Interest in his Accounts is not in excess of $5,000, such Cynara Plan Participant's Grandfathered Accounts shall be paid in one lump sum cash payment in lieu of any other form of benefit herein provided pursuant to Section 10.1B, Section 10.2A or Section 10.2C(a). Any such payment shall be made at the time specified in Section 10.1A(a) without regard to the consent restrictions of Section 10.1A(b) and the election and spousal consent requirement of Sections 10.1B and 10.2A except that a married Cynara Plan Participant's death benefit shall be paid to his Eligible Surviving Spouse unless another beneficiary has been designated pursuant to the provisions of
Section 10.2A(b). The provisions of this Section shall not be applicable to a Cynara Plan Participant following his Annuity Starting Date.

         10.2C FORM OF PAYMENT.

                  (a) Grandfathered Accounts shall be paid (or transferred pursuant to Section 10.3) in cash except that a Cynara Plan Participant (or his designated beneficiary or legal representative in the case of a deceased Cynara Plan Participant) who elects payment in a lump sum may elect to have the portion of his Grandfathered Accounts invested in Company Stock paid (or transferred pursuant to Section 10.3) in full shares of Company Stock with any balance (including fractional shares of Company Stock) to be paid or transferred in cash.

                  (b) Upon the purchase and distribution of an annuity contract to a Cynara Plan Participant or beneficiary, the Plan shall have no further liability with respect to the amount used to purchase the annuity contract, and such Cynara Plan Participant or beneficiary shall look solely to the company issuing such contract for such annuity payments. All certificates for commercial annuity benefits shall be nontransferable, except for surrender to the issuing company, and no benefit thereunder may be sold, assigned, discounted, or pledged (other than as collateral for a loan from the company issuing same). Notwithstanding the foregoing, the terms of any such commercial annuity contract shall conform with the time of payment, form of payment, and consent provisions of Section 10.1A, Section 10.1B, and Section 10.2A.

         4. IN-SERVICE WITHDRAWALS APPLICABLE TO GRANDFATHER ACCOUNTS. In addition to the provisions of Article XI, the following provisions apply with respect to Grandfathered Accounts transferred from the Cynara Plan:


                                  Appendix A-8

         (a) Any withdrawal from Grandfathered Accounts by a Cynara Plan Participant pursuant to Article XI and this Appendix A shall be subject to the election and spousal consent requirements of Section 10.1B.

         (b) A Participant who has attained age fifty-nine and one-half may withdraw from his Grandfathered Accounts an amount not exceeding the then value of such Accounts.

         5. IN-SERVICE WITHDRAWALS APPLICABLE TO AMOUNTS FROM COMBUSTION ENGINEERING, INC. EMPLOYEE THRIFT-INVESTMENT PLAN. In addition to the provisions of Article XI, a Participant having a balance in the Plan attributable to the Combustion Engineering, Inc. Employee Thrift- Investment Plan may withdraw the portion attributable to Combustion Engineering, Inc. matching contributions.


                                  Appendix A-9